UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

ONCOTHYREON INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2601 Fourth Avenue

Suite 500

Seattle, Washington 98121

www.oncothyreon.com

DEAR STOCKHOLDER:

I am pleased to invite you to attend the 2014 annual meeting of stockholders of Oncothyreon Inc. to be held on Friday, June 6, 2014, at 9:00 A.M., local time, at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121 for the following purposes:

1. to elect Daniel Spiegelman as a Class I director;

2. to approve, by a non-binding advisory vote, a resolution approving the compensation paid by us to our named executive officers;

3. to approve an increase in the number of shares of common stock reserved for issuance under our restricted share unit plan by 500,000 shares;

4. to approve an amendment to our certificate of incorporation to increase our authorized shares of common stock from 100,000,000 to 200,000,000;

5. to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

6. to transact such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof.

We have elected to take advantage of the Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our stockholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our annual meeting materials and help lower our costs. On or about April 24, 2014, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders. The Notice of Internet Availability contains instructions on how to access the notice of annual meeting, proxy statement and annual report to stockholders online. You will not receive a printed copy of these materials, unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials.

The board of directors unanimously believes that the election of our nominee for director, approval of the resolution approving the compensation paid by us to our named executive officers, approval of the increase in the number of shares reserved under our restricted share unit plan, approval of the amendment to our certificate of incorporation and ratification of the appointment of our independent registered public accountant are in our best interests and that of our stockholders. Accordingly, our board of directors recommends a vote FOR the election of the nominee for director, FOR the approval of the resolution approving the compensation paid by us to our named executive officers, FOR the approval of an increase in the number of shares reserved under our restricted share unit plan, FOR the approval of an amendment to our certificate of incorporation and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountant.

In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by attending the annual meeting and voting in person. You also may vote by submitting a proxy. Voting by proxy will ensure your shares are represented at the annual meeting. Please review the voting instructions in the Notice of Internet Availability or the information forwarded by your bank, broker or other holder of record.

Sincerely,

/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
President, CEO and Director

2601 Fourth Avenue

Suite 500

Seattle, Washington 98121

www.oncothyreon.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 6, 2014

TO THE STOCKHOLDERS OF ONCOTHYREON INC.

NOTICE IS HEREBY GIVEN that the 2014 annual meeting of stockholders of Oncothyreon Inc., a Delaware corporation, will be held on June 6, 2014, at 9:00 A.M., local time, at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121, for the following purposes:

1. to elect Daniel Spiegelman as a Class I director;

2. to approve, by a non-binding advisory vote, a resolution approving the compensation paid by us to our named executive officers;

3. to approve an increase in the number of shares of common stock reserved for issuance under our restricted share unit plan by 500,000 shares;

4. to approve an amendment to our certificate of incorporation to increase our authorized shares of common stock from 100,000,000 to 200,000,000;

5. to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

6. to transact such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. We are not aware of any other business to come before the meeting.

The board of directors has fixed the close of business on April 15, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, this annual meeting and at any continuation, postponement or adjournment thereof. A list of stockholders will be available for inspection at least ten days prior to the annual meeting at our principal executive offices at 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121.

We have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 15, 2014 will receive a Notice of Internet Availability of Proxy Materials. We expect to mail the Notice of Internet Availability of Proxy Materials on or about April 24, 2014.

By Order of the Board of Directors,

/s/ Julia M. Eastland
Julia M. Eastland Chief Financial Officer, Vice President of Corporate Development and Secretary

Seattle, Washington

April 24, 2014

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU PLAN TO ATTEND, PLEASE NOTIFY US BY CONTACTING INVESTOR RELATIONS AT (206) 769-9219 OR IR@ONCOTHYREON.COM.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE FOLLOW THE PROCEDURES OUTLINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR REFER TO THE SECTION OF THE PROXY STATEMENT ENTITLED “INFORMATION CONCERNING VOTING AND SOLICITATION.”

EVEN IF YOU HAVE PROVIDED US WITH YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

YOUR VOTE IS IMPORTANT!

WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY IS GREATLY APPRECIATED.

i

ii

2601 Fourth Avenue

Suite 500

Seattle, Washington 98121

www.oncothyreon.com

THE ONCOTHYREON 2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The board of directors of Oncothyreon Inc., a Delaware corporation (the “Company”), is providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and access to these proxy materials to you in connection with the solicitation of proxies for use at the 2014 annual meeting of stockholders to be held on Friday, June 6, 2014, at 9:00 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

The Notice of Internet Availability will be sent to stockholders of record and beneficial stockholders starting on or around April 24, 2014. The proxy materials, including the Notice of Annual Meeting, proxy statement, and 2013 annual report to stockholders, will be made available to stockholders on the Internet on April 24, 2014.

Notice of Internet Availability of Proxy Materials

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing them to all stockholders. We believe electronic delivery will expedite the receipt of these materials, reduce the environmental impact of our annual meeting materials and will help lower our costs. Therefore, the Notice of Internet Availability will be mailed to stockholders starting on or around April 24, 2014. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions.

In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Choosing to receive your future proxy material by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy material by e-mail will remain in effect until you terminate it.

Please note that, while our proxy materials are available at www.envisionreports.com/ONTY referenced in the Notice of Internet Availability, no other information contained on the website is incorporated by reference in or considered to be a part of this proxy statement.

Who Can Vote

You will be entitled to vote if you are a stockholder of record of our common stock as of the close of business on April 15, 2014. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on April 15, 2014, 70,748,677 shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented. There is no cumulative voting. One-third of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting.

Voting of Shares and Revocation of Proxy

Stockholders of record as of the close of business on April 15, 2014 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the annual meeting. You may vote by attending the annual meeting and voting in person. You also may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

You may vote in several different ways:

By Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Pacific Time, on June 5, 2014, by following the “Vote by Internet” instructions described in the Notice of Internet Availability or by following the instructions at www.envisionreports.com/ONTY. Most stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. If you are a beneficial owner, please check the voting instructions provided by your broker, trustee or nominee for information regarding Internet voting availability. Confirmation that your voting instructions have been properly recorded will be provided.

By telephone — Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability or the voting instructions provided by your broker, bank or nominee explaining this procedure. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.

By mail — You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A postage-paid envelope will be provided along with the proxy card. Please follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card.

If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the annual meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

Regardless of the way in which you vote, if you submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the proxy (i) in favor of the election of the director nominee, (ii) in favor of the resolution approving the compensation paid by us to our named executive officers, (iii) in favor of the increase in the number of shares of common stock reserved for issuance under our restricted share unit plan, (iv) in favor of the amendment to our certificate of incorporation and (v) in favor of ratification of the appointment of Ernst & Young LLP as our independent registered public accountant for the year ending December 31, 2014. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the annual meeting and at any continuation, postponement or adjournment thereof. The board of directors knows of no other items of business that will be presented for consideration at the annual meeting other than those described in this proxy statement. In addition, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the annual meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the annual meeting. Stockholders of record may revoke a proxy by: (i) sending a written notice of revocation to our corporate secretary at our principal executive office at 2601 Fourth Avenue, Suite 500, Seattle, WA 98121; (ii) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each method); or (iii) attending the annual meeting in person and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank or other nominee.

Required Vote

Proposal No. One: The affirmative vote of a plurality, or the largest number, of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for the election of the director. This means that the director nominee who receives the highest number of affirmative “FOR” votes will be elected to the board.

Proposal No. Two: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the resolution approving on an advisory basis the compensation paid by us to our named executive officers.

Proposal No. Three: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the increase in the authorized shares under our restricted share unit plan.

Proposal No. Four: The affirmative vote of the holders of the majority of the outstanding shares of our common stock is required for approval of the amendment to our certificate of incorporation.

Proposal No. Five: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP.

Broker Non-Votes

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the annual meeting. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote, the impact will differ by proposal as described in the following two paragraphs.

For “routine” matters, banks, brokers or other nominees are entitled to vote shares held for a beneficial owner without instructions from the beneficial owner of those shares. For the purposes of the annual meeting, “routine” matters consist of the amendment to our certificate of incorporation and ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm. If your bank, broker or other nominee does not vote your shares with respect to a “routine” matter, known as a “broker non-vote”, this will have the effect of a vote against the proposal.

For “non-routine” matters, absent instructions from the beneficial owner of such shares, a bank, broker or other nominee is not entitled to vote shares held for a beneficial owner. For the purposes of the annual meeting, the election of the director, the approval of the resolution approving on an advisory basis the compensation paid by us to our named executive officers and the approval of the increase in the authorized shares under our restricted stock unit plan, will be treated as non-routine matters. Therefore, if you do not provide voting instructions to your broker or other nominee with respect those proposals, your shares cannot be voted. For these non-routine matters, this broker non-vote will not have an effect on the proposal in question.

Counting of Votes

Proposal No. One: You may either vote “FOR” or “WITHHOLD” authority to vote for the nominee for the board. Votes withheld and broker non-votes will have no effect on this proposal.

Proposal No. Two: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the resolution approving on an advisory basis the compensation paid by us to our named executive officers. Abstentions will have the effect of a vote “AGAINST” this proposal and broker non-votes will have no effect on this proposal.

Proposal No. Three: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the increase in the authorized shares under our restricted share unit plan. Abstentions will have the effect of a vote “AGAINST” this proposal and broker non-votes will have no effect on this proposal.

Proposal No. Four: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the amendment to our certificate of incorporation. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Proposal No. Five: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Ernst & Young as our independent registered accounting firm. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

A representative of Computershare Investor Services Inc., our transfer agent, will tabulate votes and act as the independent inspector of election. All votes will be tabulated by the inspector of election, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

No Dissenters’ Rights

No action is proposed herein for which the laws of the State of Delaware, our certificate of incorporation or bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Solicitation of Proxies

We have engaged Georgeson Inc. to assist in the solicitation of proxies and provide related advice and informational support for a service fee and the reimbursement of customary disbursements expected to be approximately $10,000 plus the cost of expenses. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of the Notice of Internet Availability, this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours at our offices at 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121 for the ten days prior to the annual meeting, and also at the annual meeting.

Stockholder Proposals for the 2015 Annual Meeting

Stockholder proposals submitted for inclusion in our proxy materials for our 2015 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive offices no later than the close of business on December 25, 2014; provided, however, in the event the date of the 2015 annual meeting is changed by more than thirty days from June 6, 2015, notice must be received not later than a reasonable time before we begin to print and send the proxy materials for the 2015 annual meeting of stockholders.

Stockholders who do not wish to use the mechanism provided by the rules of the SEC in proposing a matter for action at the next annual meeting must notify us in writing of the proposal or director nomination and provide the information required by the provisions of our bylaws dealing with advance notice of stockholder proposals and director nominations. To be timely, a stockholder’s written notice must be delivered to or mailed and received at our principal executive offices no later than the close of business on December 26, 2014; provided, however, in the event the date of the 2015 annual meeting is changed by more than thirty days from June 6, 2015, notice must be received not later than the close of business on the later of one hundred twenty calendar days in advance of such annual meeting and ten calendar days following the date on which public announcement of the date of the meeting is first made.

Attending the Annual Meeting

Our annual meeting will begin promptly at 9:00 a.m., local time, on Friday, June 6, 2014, at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121.

Directions to the Hotel Andra from the Seattle-Tacoma International Airport are as follows:

1.	Proceed north on Interstate 5 to Exit 165 for Seneca Street;

2.	Follow Seneca Street to Fourth Avenue;

3.	Turn right on Fourth Avenue and drive six blocks to Hotel Andra.

All stockholders should be prepared to present photo identification for admission to the annual meeting. Admission will be on a first-come, first-served basis. If you are a beneficial stockholder and hold your shares in “street name,” you will be asked to present proof of ownership of your shares as of the record date. Examples of acceptable evidence of ownership include your most recent brokerage statement showing ownership of shares prior to the record date or a photocopy of your voting instruction form. Persons acting as proxies must bring a valid proxy from a stockholder of record as of the record date. Your late arrival or failure to comply with these procedures could affect your ability to participate in the annual meeting.

Stockholders Sharing the Same Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one Notice of Internet Availability unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. We believe this provides greater convenience for our stockholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home. Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding and currently receive multiple copies of our Notice of Internet Availability and you wish to receive only a single copy of these documents for your household, please contact our corporate secretary at 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121 at (206) 801-2112.

If you participate in householding and wish to receive a separate copy of our Notice of Internet Availability, or if you do not wish to participate in householding and prefer to receive separate copies of this document in the future, please contact our corporate secretary at the address or telephone number indicated above and we will promptly deliver to you a separate copy of the Notice. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

PROPOSAL ONE

ELECTION OF CLASS I DIRECTOR

General

As of the date of this proxy statement, our board of directors is composed of six directors. Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. The authorized number of directors may be changed by resolution duly adopted by at least a majority of our entire board of directors, although no decrease in the authorized number of directors will have the effect of removing an incumbent director from the board of directors until such director’s term expires.

Our board of directors is divided into three classes of directors, serving staggered three-year terms, as follows:

•	Class I director, Daniel Spiegelman, whose term will expire at the 2014 annual meeting of stockholders;

•	Class II directors, Christopher Henney and W. Vickery Stoughton, whose terms will expire at the 2015 annual meeting of stockholders; and

•	Class III directors, Richard Jackson, Robert Kirkman and Ted W. Love, whose terms will expire at the 2016 annual meeting of stockholders.

Directors of a class whose terms expire at a given annual meeting will be up for re-election for three-year terms at that meeting. Each director’s term will continue until the election and qualification of his successor, or his earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of management. There are no family relationships among any of our directors or executive officers.

Information concerning our incumbent directors is set forth below. Unless otherwise indicated, each position with Oncothyreon described in each director’s biography below refers to a position currently with Oncothyreon and, prior to December 10, 2007, with Biomira Inc., our predecessor corporation. On December 10, 2007, Oncothyreon became the successor corporation to Biomira by way of a plan of arrangement effected pursuant to Canadian law.

Nominee for Class I Director Election at the 2014 Annual Meeting of Stockholders

There is one nominee standing for election as a Class I director this year. Based on the report of the corporate governance and nominating committee, our board of directors has approved the nomination of Daniel Spiegelman for re-election as a Class I director at the 2014 annual meeting. If elected, Mr. Spiegelman will hold office as a Class I director until our 2017 annual meeting of stockholders.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our board of directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the Internet. If you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

The board of directors expects that the nominee will be available to serve as a director. If Mr. Spiegelman becomes unavailable, however, the proxy holders intend to vote for any nominee designated by the board of directors, unless the board of directors chooses to reduce the number of directors serving on the board of directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Mr. Spiegelman.

Information Concerning the Nominee for Election as Class I Director

The following table sets forth information concerning the nominee for election as a Class I director at the 2014 annual meeting, including information as to the nominee’s age and business experience as of the record date.

Name of Nominee	Age	Principal Occupation During Past Five Years	Director Since
DANIEL SPIEGELMAN	55	Daniel Spiegelman, M.B.A., age 55, has been a member of our board of directors since June 2008. Mr. Spiegelman is the chairman of our audit committee and a member of our corporate governance and nominating committee. Since May 2012, Mr. Spiegelman has been the Executive Vice President and Chief Financial Officer of Biomarin Pharmaceuticals Inc., a biopharmaceutical company focused on the development and commercialization of therapies for rare diseases. From October 2009 to May	2008

2012, Mr. Spiegelman served as the chief executive officer of Filtini, Inc., a start-up company developing next generation circulating tumor cell capture and analysis technology. Mr. Spiegelman is also a co-founder, and from July 2009 to May 2012, served as chief financial officer of Rapidscan Pharma Solutions, Inc., a start-up company that has licensed the rights from Gilead Sciences to sell regadenoson in Europe and other select territories. From 1998 to 2009, Mr. Spiegelman was employed at CV Therapeutics, Inc., a biopharmaceutical company acquired in 2009 by Gilead, most recently as senior vice president and chief financial officer. From 1992 to 1998, Mr. Spiegelman was an employee at Genentech, Inc., a biotechnology company, serving most recently as its treasurer. Mr. Spiegelman also serves as a member of the board of directors of Anthera Pharmaceuticals, Inc., a development-stage biopharmaceutical company. Our corporate governance and nominating committee believes that Mr. Spiegelman’s qualifications for membership on the board of directors include his extensive background in the financial and commercial issues facing growing biotechnology companies. Additionally, as chief financial officer of CV Therapeutics prior to its sale to Gilead Sciences, Mr. Spiegelman was involved in transitioning the company from a research and development focus to a commercial entity with two approved products. This experience allows Mr. Spiegelman to provide our board of directors with significant insights into financial strategy and organizational development. Mr. Spiegelman received his B.A. and M.B.A. from Stanford University.

Directors Continuing in Office Until the 2015 Annual Meeting of Stockholders

CHRISTOPHER HENNEY, Ph.D., age 73, has served as the chairman of our board of directors since September 2006 and as a member of our board of directors since March 2005. Dr. Henney is a member of our compensation and corporate governance and nominating committees. From 1995 to 2003, Dr. Henney was chairman and chief executive officer of Dendreon Corporation, a publicly-traded biotechnology company that he co-founded and from 2003 to 2005 continued as executive chairman. Dr. Henney was also a co-founder of Immunex Corporation and ICOS Corporation, both publicly-traded biotechnology companies. Our corporate governance and nominating committee believes that Dr. Henney’s qualifications for membership on the board of directors include his roles as co-founder of Dendreon, Immunex and ICOS, as well as his membership on the boards of directors of several development-stage biotechnology companies. Through his experience in working with biotechnology companies from founding until commercialization of their product candidates, Dr. Henney provides our board of directors with significant insights into the strategic, operational and clinical development aspects of the company. Dr. Henney currently serves as vice-chairman of the board of directors of Cyclacel Pharmaceuticals, Inc., a development-stage biopharmaceuticals company, chairman of the board of directors of Anthera Pharmaceuticals, Inc., a biopharmaceutical company and as a member of the board of directors of Prothena Corporation plc, a biotechnology company. Dr. Henney was the chairman of SGX Pharmaceuticals, Inc., a biotechnology company acquired by Eli Lilly in 2008, and a member of the board of directors of AVI BioPharma, Inc., a biopharmaceuticals company, until June 2010 and Mymetics Corp. during 2011. Dr. Henney received a Ph.D. in experimental pathology from the University of Birmingham, England, where he also obtained his D.Sc. for contributions in the field of immunology. In 2011, he received the honorary degree of Doctor of the University from his alma mater for contributions to the biotechnology industry. Dr. Henney is a former professor of immunology and microbiology and has held faculty positions at Johns Hopkins University, the University of Washington and the Fred Hutchinson Cancer Research Center.

W. VICKERY STOUGHTON, age 68, has been a member of our board of directors since June 1997. Mr. Stoughton is a member of our audit and compensation committees. Since September 2011, Mr. Stoughton has been the president and chief executive officer of Radia Genetics, a private gene therapy company. From August 2006 until September 2007, Mr. Stoughton served as president and chief executive officer of MagneVu Corporation, a medical devices company, which filed for bankruptcy in September 2007. From 1996 to 2002, Mr. Stoughton was chairman and chief executive officer of Careside Inc., a research and development medical devices company, which filed for bankruptcy in October 2002. From October 1995 to July 1996,

Mr. Stoughton was president of SmithKline Beecham Diagnostics Systems Co., a diagnostic services and product company, and prior to October 1995 he served as president of SmithKline Beecham Clinical Laboratories, Inc., a clinical laboratory company. From 1988 until May 2008, Mr. Stoughton was a member of the board of directors of Sun Life Financial Inc., a financial services company. Our corporate governance and nominating committee believes that Mr. Stoughton’s qualifications for membership on the board of directors include his involvement in several medical device companies, his role as president of SmithKline Beecham Clinical Laboratories, and his broader business background. Through this experience, Mr. Stoughton provides our board of directors with significant insights into the operational aspects of the company. Mr. Stoughton received his B.S. in chemistry from St. Louis University and his M.B.A. from the University of Chicago.

Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders

RICHARD JACKSON, Ph.D., age 74, has been a member of our board of directors since May 2003. Dr. Jackson is the chairman of our compensation committee and a member of our corporate governance and nominating committee. Dr. Jackson is president of Jackson Associates, LLC, a biotechnology and pharmaceutical consulting company. Since September 2006, Dr. Jackson has also been president and chief executive officer of Ausio Pharmaceuticals, LLC, a drug development company. From May 2002 to May 2003, Dr. Jackson was president, chief executive officer and chairman of the board of directors of EmerGen, Inc., a biotechnology company. From November 1998 to January 2002, Dr. Jackson served as senior vice president, research and development for Atrix Laboratories, Inc., a biotechnology company. From January 1993 to July 1998, Dr. Jackson served as senior vice president, discovery research, at Wyeth Ayerst Laboratories, the pharmaceuticals division of American Home Products Corporation. Our corporate governance and nominating committee believes that Dr. Jackson’s qualifications for membership on the board of directors include over 20 years of experience in academic medicine and over 25 years of experience at several pharmaceutical and biotechnology companies, with positions in both research and development and senior management. This experience allows Dr. Jackson to provide our board of directors with significant insights into the clinical development of our product candidates. Dr. Jackson served as a director of Inflazyme Pharmaceuticals Ltd. until 2007. Dr. Jackson received his Ph.D. in microbiology and his B.S. in chemistry from the University of Illinois.

ROBERT KIRKMAN, M.D., age 65, has served as a member of our board of directors and as our president and chief executive officer since September 2006. From 2005 to 2006, Dr. Kirkman was acting president and chief executive officer of Xcyte Therapies, Inc., which concluded a merger with Cyclacel Pharmaceuticals, Inc., both development stage biopharmaceuticals companies, in March of 2006. From 2004 to 2005, Dr. Kirkman was chief business officer and vice president of Xcyte. From 1998 to 2003, Dr. Kirkman was vice president, business development and corporate communications of Protein Design Labs, Inc., a biopharmaceuticals company. Dr. Kirkman also serves as a member of the board of directors of Stem Cell Therapeutics Corp., a Canadian public biopharmaceutical company. Our corporate governance and nominating committee believes that Dr. Kirkman’s qualifications for membership on the board of directors include his previous experience at development stage biotechnology companies and his position as our president and chief executive officer. Dr. Kirkman’s scientific understanding along with his corporate vision and operational knowledge provide strategic guidance to our management team and our board of directors. Dr. Kirkman holds an M.D. degree from Harvard Medical School and a B.A. in economics from Yale University.

TED W. LOVE, age 55, has been a member of our board of directors since September 2013. Dr. Love served as Executive Vice President and Head of Research and Development and Technical Operations at Onyx Pharmaceuticals, Inc., from February 2010 to August 2012. From 2001 to January 2009, Dr. Love served as Chairman and Chief Executive Officer of Nuvelo, Inc. Dr. Love joined Nuvelo from Theravance, Inc., where he served as Senior Vice President of Development from 1998 to 2001. Previously, he spent six years at Genentech, Inc., where he held a number of senior management positions in medical affairs and product development and served as chairman of Genentech’s Product Development Committee. Our corporate governance and nominating committee believes that Dr. Love’s qualifications for membership on the board of directors include over 15 years of experience in the biotechnology industry. This experience provides our board of directors with significant insights into the strategic and operational issues facing our company. Dr. Love also serves as a member of the boards of directors of biopharmaceutical companies Amicus, Inc. and Kalobios, Inc. Until April 2012, he served on the California Independent Citizens’ Oversight Committee. Dr. Love earned his Bachelor of Science in molecular biology from Haverford College and his M.D. from Yale Medical School.

Vote Required and Board of Directors Recommendation

The affirmative vote of a plurality, or the largest number, of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for the election of the director.

The board of directors recommends that stockholders vote “FOR” the election of Mr. Spiegelman to the board of directors.

PROPOSAL TWO

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

General

In accordance with Schedule 14A of the Exchange Act, we are providing our stockholders with an opportunity to vote, on an advisory basis, on the compensation of our named executive officers as disclosed in the “Executive Compensation — Compensation Discussion and Analysis” section, the compensation tables, and the narrative discussions set forth on pages 20 to 24 of this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” proposal.

Our compensation committee, which is responsible for designing and administering our executive compensation program, has designed our compensation policies and programs to attract and retain senior executive management, to motivate their performance toward clearly defined corporate goals and to align their long term interests with those of our stockholders. In addition, our compensation committee believes that maintaining and improving the quality and skills of our management and appropriately incentivizing their performance are critical factors affecting our stockholders’ realization of long-term value. We encourage you to carefully review the “Executive Compensation — Compensation Discussion and Analysis” section beginning on page 20 of this proxy statement for additional details on our compensation of executives, including our compensation philosophy and objectives, as well as the processes the compensation committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal 2013.

We are asking you to indicate your support for the compensation of the named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, which is non-binding, “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to Oncothyreon Inc.’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Executive Compensation — Compensation Discussion and Analysis,” compensation tables and narrative discussion set forth on pages 20 to 24 of the proxy statement relating to its 2014 annual meeting of stockholders, is hereby APPROVED.”

The say on pay vote is advisory, and therefore not binding on us, our board of directors, or our compensation committee. Our board of directors and compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

The board of directors recommends that stockholders vote “FOR” the resolution approving the compensation paid by us to our named executive officers as disclosed in this proxy statement.

PROPOSAL THREE

TO APPROVE AN INCREASE TO THE NUMBER OF SHARES RESERVED UNDER OUR RESTRICTED SHARE UNIT PLAN

We are asking stockholders to approve a 500,000 increase in the number of shares reserved for issuance under our Amended and Restated Restricted Share Unit Plan (the “RSU Plan”) from 466,666 to 966,666 shares. Our board of directors has unanimously approved the increase in the number of shares reserved for issuance under the RSU Plan, subject to approval from stockholders at the annual meeting. If stockholders do not approve the amendment to the RSU Plan, no shares will be added to the total number of shares reserved for issuance under the RSU Plan.

Our board of directors believes that long-term incentive compensation programs align the interests of directors and the stockholders to create long-term stockholder value. Our board of directors believes that plans such as the RSU Plan increase our ability to achieve this objective because the RSU Plan will help us to recruit, reward, motivate and retain talented persons to serve on our board. Our board of directors and management believe that the ability to continue to grant restricted share units will be important to the future success of Oncothyreon. Our directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the RSU Plan.

Summary of the RSU Plan

The following is a summary of the principal features of the RSU Plan. This summary is qualified in its entirety by reference to the RSU Plan, which is attached as Appendix A to this Proxy Statement.

The RSU Plan provides for the grant of restricted stock units (“RSUs”) to non-employee members of our board of directors only. Our board of directors adopted our RSU Plan on May 18, 2005 and our stockholders approved it on May 18, 2005. The RSU Plan was amended and restated on June 12, 2009 to increase the number of shares available for issuance under the RSU Plan and on October 22, 2009 to remove references to the Toronto Stock Exchange (the “TSX”) and make certain other housekeeping changes necessitated by our voluntary delisting from the TSX. Pursuant to an October 2011 amendment to the RSU Plan, we withhold 25% of the shares of our common stock otherwise deliverable in connection with the vesting of any RSU and instead deliver to each non-employee director an amount in cash equal to the fair market value of the withheld shares on the vesting date. The amendment is designed to facilitate satisfaction of the non-employee directors’ income tax obligation with respect to the vested RSUs. The directors who are eligible to receive RSUs under our RSU Plan are referred to below as participants. As of the date of this proxy statement, all five of our non-employee directors are eligible to receive RSU awards pursuant to the RSU Plan.

Share Reserve

As of December 31, 2013, we had reserved a total of 466,666 of our shares of common stock for issuance pursuant to the RSU Plan, which number will increase to 966,666 if this proposal is approved by our stockholders. As of December 31, 2013, 191,613 shares of our common stock were subject to outstanding RSUs, 85,077 shares of our common stock were available for future grant under our RSU Plan and 189,976 shares had been issued upon the settlement of RSUs. As of March 31, 2014, the closing price of our common stock was $2.99 per share as reported on the NASDAQ Capital Market.

Administration

The corporate governance and nominating committee of our board of directors administers the RSU Plan. Under the RSU Plan, the plan administrator has the power, subject to certain enumerated restrictions in our RSU Plan, to determine the terms of the grants, including the directors who will receive grants, the grant period (as such term is defined in the RSU Plan) of any awards, and any applicable vesting terms in order for the RSUs to be issued, and such other terms and conditions as the board of directors deems appropriate.

Each grant of RSUs will be evidenced by a written notice, which we call the notice of grant, with such notice, along with the RSU Plan, governing the terms and conditions of the grant. Each notice of grant will state the number of RSUs granted to the participant and state that each RSU, subject to and in accordance with the terms of the RSU Plan, will entitle the participant to receive one share of our common stock in settlement of an RSU granted pursuant to the RSU Plan.

Right to Restricted Share Units in the event of Death, Disability, Retirement, or Resignation

In the event of the death or disability of a participant while a director of us, and with respect to each grant of RSUs for which the grant period has not ended and for which RSUs have not been otherwise issued prior to the date of death, all unvested RSUs will immediately vest and the shares of our common stock subject to such RSUs will be issued by the later of the end of the calendar year of the date of death, or by the 15th day of the third calendar month following the participant’s date of death.

In the event the participant’s service as a director terminates for any reason other than death or disability, and provided such participant is not a specified employee (as such term is defined in the RSU Plan) on the date of his or termination, with respect to the RSUs as to which the release date (as such term is defined in the RSU Plan) has not occurred, and for which shares of our common stock have not been issued, the participant will receive such shares as if the grant period had ended and such shares will be issued by the later of the end of the calendar year of the date of termination or by the 15th day of the third calendar month following the date of the termination. If the participant is a specified employee on the date of his or her termination, and if such termination is for any reason other than death, with respect to the RSUs as to which the release date has not occurred, and for which shares of our common stock have not been issued, the participant will receive such shares as if the grant period had ended and such shares will be delivered by the 30th day of the date following the date which is six months following the participant’s date of termination.

Effect of a Change in Control

In the event of a change in control (as such term is defined in the RSU Plan), with respect to all grants of restricted share units that are outstanding as of the date of such change in control, all unvested RSUs will immediately vest and each participant who has received any such grants will be entitled to receive, on the date that is ten business days following the change in control date, an amount in full settlement of each RSU covered by the grant. Such amount will be either one share of our common stock for each RSU, or if so specified in a written election by the participant, a cash payment equal to the special value (as such term is defined in the RSU Plan) for each covered RSU.

Transferability

The rights or interests of a participant under the RSU Plan will not be assignable or transferable, other than by will or the laws governing the devolution of property in the event of death and such rights or interests will not be encumbered.

Additional Provisions

Our board of directors has the authority to amend (subject to stockholder approval in some circumstances), suspend or terminate the RSU Plan in whole or in part from time to time.

Summary of Federal Income Tax Consequences of the RSU Plan

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to us and to the participants in the RSU Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. The summary does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable. Each participant in the RSU Plan has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the RSU Plan.

Restricted Stock Units

In general, no taxable income is realized upon the grant of an RSU award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

ERISA Information

The RSU Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Accounting Treatment

We will recognize compensation expense in connection with awards granted under the RSU Plan as required under applicable accounting standards. The RSUs are classified as a liability and the outstanding RSU awards are required to be remeasured at each reporting date, or until settlement of the award, and any changes in valuation are recorded as compensation expense for the period.

New Plan Benefits

Except as described in “Summary of the RSU Plan” above, future awards to directors under the RSU Plan are discretionary and cannot be determined at this time.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of December 31, 2013. The table does not include information with respect to shares we are proposing to add to the RSU Plan in this proposal.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(1)
Equity compensation plans approved by security holders:
Share option plan ($Cdn.)(2)	687,533	$7.53	—
Share option plan ($U.S.)(2)	3,727,500	$3.41	1,288,669
RSU plan	191,613	N.A.	85,077
Equity compensation plans not approved by security holders	—	N.A.	—
Total	4,606,646	N.A.	1,373,746

(1)	All of these are available for issuance under the respective plans pursuant to the grant of restricted stock, restricted share units and other equity awards, as well as for grants of stock options and stock appreciation rights.
(2)	Under the terms of the share option plan, the total number of shares issuable pursuant to options under the plan is 10% of the issued and outstanding shares. Shares issued upon the exercise of options do not reduce the percentage of shares which may be issuable pursuant to options under the share option plan.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

The board of directors recommends that stockholders vote “FOR” the increase in the number of shares reserved for issuance under the RSU Plan.

PROPOSAL FOUR

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

General

On March 20, 2014, our board of directors unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase our authorized shares of common stock from 100,000,000 to 200,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The text of the proposed amendment is set forth on Appendix B to this Proxy Statement.

We currently have a total of 110,012,500 shares of capital stock authorized under of certificate of incorporation, consisting of 100,000,000 shares of common stock, 10,000,000 shares of preferred stock and 12,500 shares of Class UA preferred stock. Our board of directors is asking our stockholders to approve an amendment that will increase the number of authorized shares of common stock from 100,000,000 to 200,000,000, and increase the number of authorized shares of all classes of stock from 110,012,500 to 210,012,500. The number of shares of authorized preferred stock and Class UA preferred stock would remain unchanged.

Our board of directors has determined that it would be in our best interests to increase the number of authorized shares of common stock in order to provide our company with the ability to pursue financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and to provide appropriate equity incentives for our employees over time. There are currently no formal proposals or agreements that would require an increase in our authorized shares of common stock. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

As of March 31, 2014, 70,748,677 shares of common stock, $0.0001 par value, were outstanding, leaving 29,251,323 shares of common stock available for issuance. As of December 31, 2013, we had reserved a total of 5,721,623 shares of our common stock for issuance pursuant to our share option plan, of which a total of 4,415,033 options to purchase shares of our common stock were outstanding and 1,288,669 shares of our common stock were available for future grant. As of December 31, 2013, we had reserved a total of 900,000 shares of our common stock for issuance pursuant to our employee stock purchase plan, of which there were 677,344 shares reserved for future issuances. As of December 31, 2013, we had reserved a total of 466,666 of our shares of common stock for issuance pursuant to our RSU Plan, of which 191,613 shares were subject to outstanding RSUs and 85,077 shares were available for future grant. Additionally, as of December 31, 2013, we had warrants outstanding to purchase 10,922,090 shares of common stock. We have 12,500 shares of Class UA preferred stock outstanding.

Our directors and executive officers have an interest in this proposal by virtue of their being eligible to receive equity awards under the Company’s two equity incentive plans.

At present, our board of directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock. However, we desire to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees.

The issuance of additional shares of common stock in the future will have the effect of diluting earnings per share, voting power and common holdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our company. The shares will be available for issuance by our board of directors for proper corporate purposes, including but not limited to, acquisitions, financings, stock dividends and equity compensation plans. Our management believes the increase in authorized share capital is in our best interests and the best interests of our stockholders and recommends that the stockholders approve the increase in authorized share capital.

If the amendment is approved by the requisite vote of the stockholders, we will file an amendment to our certificate of incorporation with the Delaware Secretary of State as soon as reasonably practicable after the annual meeting. The amendment shall become effective upon filing with the Delaware Secretary of State.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this proposal.

The board of directors recommends that stockholders vote “FOR” the amendment to the certificate of incorporation to increase the authorized shares of common stock thereunder.

PROPOSAL FIVE

TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2014

Our audit committee has selected the firm of Ernst & Young LLP to conduct an audit in accordance with generally accepted auditing standards of our financial statements for the year ending December 31, 2014. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. The audit committee has discussed with Ernst & Young LLP its independence from us and our management, and this discussion included consideration of the matters in the written disclosures required by the Independence Standards Board and the potential impact that non-audit services provided to us by Ernst & Young LLP could have on its independence. This appointment is being submitted for ratification at the meeting. If not ratified, the audit committee will reconsider this appointment, although the audit committee will not be required to appoint different independent auditors.

Fees Billed to Us by Ernst & Young LLP during Fiscal 2013 and 2012

Audit Fees

Fees and related expenses for the 2013 audit by Ernst & Young LLP of our annual financial statements, its review of the financial statements included in our 2013 quarterly reports and other services, which include comfort letters, consents and accounting consultations that are provided in connection with statutory and regulatory filings totaled $464,000. Fees and related expenses for 2012 totaled $524,811.

Audit-Related Fees

For the years 2013 and 2012, Ernst & Young LLP billed us $1,995 and $1,735, respectively, for a subscription to their technical accounting database.

Tax Fees

For the years 2013 and 2012, Ernst & Young LLP billed us $99,939 and $55,884, respectively, for professional services related to preparation of our tax return and tax consultations on tax related matters.

All Other Fees

None.

Policy on Audit Committee Pre Approval of Fees

In its pre-approval policy, the audit committee has authorized our chief executive officer or our chief financial officer to engage the services of Ernst & Young LLP with respect to the following:

•	audit-related services that are outside the scope of our annual audit and generally are (1) required on a project, recurring, or on a one-time basis, (2) requested by one of our business partners (for example, a review or audit of royalty payments), or (3) needed by us to assess the impact of a proposed accounting standard;

•	audits of the annual statutory financial statements required by the non-U.S. governmental agencies for our overseas subsidiaries;

•	accounting services related to potential or actual acquisitions or investment transactions that if consummated would be reflected in our financial results or tax returns (this does not include any due diligence engagements, which must be pre-approved by the audit committee separately); and

•	other accounting and tax services, such as routine consultations on accounting and/or tax treatments for contemplated transactions.

Notwithstanding this delegation of authorization, the audit committee pre-approves all audit and non-audit related services performed by Ernst & Young LLP. On an annual basis prior to the completion of the audit, the audit committee will review a listing prepared by management of all proposed non-audit services to be performed by the external auditor for the upcoming fiscal year, such listing to include scope of activity and estimated budget amount. The audit committee, if satisfied with the appropriateness of the services, will provide pre-approval of such services. If non-audit services are required subsequent to the annual pre-approval of services, management will seek approval of such services at the next regularly scheduled audit committee meeting. If such services are required prior to the next audit committee meeting, management will confer with the audit committee chairman regarding either conditional approval subject to full audit committee ratification or the necessity to reconvene a meeting. The audit committee has considered the non-audit services provided to us by our independent registered public accountant and has determined that the provision of such services is compatible with their independence.

All audit-related, tax and other fees were approved by the audit committee.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

The audit committee has approved the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014, and the board of directors recommends that stockholders vote “FOR” ratification of this appointment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND RELATED STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our capital stock as of February 28, 2014 by (i) each person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our “named executive officers” and (iv) our directors and executive officers as a group, including shares they had the right to acquire within 60 days after February 28, 2014.

	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares(2)	Percent of Class(3)
5% Stockholders:
BVF, Inc.(4)	14,001,778	19.8%
QVT Financial LP(5)	5,702,299	8.1%
Directors and Named Executive Officers:
Christopher Henney(6)	172,484	*
Richard Jackson(7)	46,234	*
Ted W. Love(8)	—
W. Vickery Stoughton(9)	49,566	*
Daniel Spiegelman(10)	35,535	*
Robert Kirkman(11)	1,115,869	1.6%
Gary Christianson(12)	263,395	*
Julia Eastland(13)	143,350	*
Diana Hausman(14)	167,501	*
Scott Peterson(15)	172,925	*
All directors and executive officers as a group (10 persons)(16)	2,166,859	3.0%

*	Represents less than 1% of class or combined classes.
(1)	Except as otherwise indicated, the address of each stockholder identified is c/o Oncothyreon Inc., 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.
(2)	Options, RSUs and warrants exercisable within 60 days after February 28, 2014 are deemed outstanding for the purposes of computing the percentage of shares owned by that person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.
(3)	Based on 70,673,143 shares of common stock issued and outstanding as of February 28, 2014.
(4)	Based on information of beneficial ownership as of December 31, 2013, included in a Schedule 13G/A filed with the SEC on February 14, 2014. Includes 9,001,778 shares of common stock and 5,000,000 warrants exercisable within 60 days after February 28, 2014 and are beneficially owned by BVF Inc. and various affiliated entities and one individual. The address of BVF Inc. is 900 North Michigan Avenue, Suite 1100, Chicago, Ill 60611.
(5)	Based on information of beneficial ownership as of December 31, 2013, included in a Schedule 13G/A filed with the SEC on February 14, 2014. Includes shares of common stock beneficially owned by QVT Financial L.P. and various affiliated entities. The address of QVT Financial L.P. is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036.
(6)	Includes 50,000 shares of common stock issuable upon exercise of options exercisable within 60 days after February 28, 2014 and 19,352 shares of common stock that would be fully vested and issuable upon the vesting of RSUs within 60 days after February 28, 2014.
(7)	Includes 19,352 shares of common stock that would be fully vested and issuable upon the vesting of RSUs within 60 days after February 28, 2014.
(8)	Shares attributable to restricted stock units owned Dr. Love are not reflected as none of the shares underlying the RSUs have vested or will vest within 60 days after February 28, 2014.

(9)	Includes 4,166 shares of common stock issuable upon exercise of options exercisable within 60 days after February 28, 2014 and 19,352 shares of common stock that would be fully vested and issuable upon the vesting of RSUs within 60 days after February 28, 2014.
(10)	Includes 19,352 shares of common stock that would be fully vested and issuable upon the vesting of RSUs within 60 days after February 28, 2014.
(11)	Includes 1,107,536 shares of common stock that Dr. Kirkman has the right to acquire under outstanding options exercisable within 60 days after February 28, 2014.
(12)	Includes 249,167 shares of common stock that Mr. Christianson has the right to acquire under outstanding options exercisable within 60 days after February 28, 2014.
(13)	Includes 123,334 shares of common stock that Ms. Eastland has the right to acquire under outstanding options exercisable within 60 days after February 28, 2014.
(14)	Includes 167,501 shares of common stock that Dr. Hausman has the right to acquire under outstanding options exercisable within 60 days after February 28, 2014.
(15)	Includes 162,501 shares of common stock that Dr. Peterson has the right to acquire under outstanding options exercisable within 60 days after February 28, 2014.
(16)	Includes 1,864,205 shares of common stock issuable upon exercise of options exercisable within 60 days after February 28, 2014 and 77,408 shares of common stock that would be fully vested and issuable upon the vesting of RSUs within 60 days after February 28, 2014.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2013

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The audit committee oversees the financial reporting process of Oncothyreon Inc. (the “Company”) on behalf of the Company’s board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed and discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and an opinion on the Company’s internal controls over financial reporting, its judgments about the Company’s accounting principles and the other matters required to be discussed with the audit committee under standards of the Public Accounting Oversight Board, including Auditing Standards No. 16. The audit committee has received from Ernst & Young LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP their independence. The audit committee has considered the effect of non-audit fees on the independence of Ernst & Young LLP and has concluded that such non-audit services are compatible with the independence of Ernst & Young LLP.

The audit committee discussed with Ernst & Young LLP the overall scope and plans for its audits. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews, its observations regarding the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the 2013 audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

This report has been furnished by the members of the audit committee.

AUDIT COMMITTEE

Daniel Spiegelman, Chairman
Ted W. Love W. Vickery Stoughton

CORPORATE GOVERNANCE AND BOARD MATTERS

Board’s Role in Risk Oversight

The board of directors is actively involved in oversight of risks that could affect our company. This oversight is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full board of directors has retained responsibility for general oversight of risks. The board of directors satisfies this responsibility through full reports by each committee chairman regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the company.

Board Leadership Structure

The positions of chief executive officer and non-executive chairman of the board are held by two different individuals (Dr. Kirkman and Dr. Henney, respectively). Pursuant to our corporate governance principles, the board of directors has established the position of non-executive chairman in order to, in part, facilitate communication between management and our non-employee directors. Our board of directors has determined that the non-executive chairman will have many of the duties and responsibilities that a “lead independent director” might have and, therefore, has determined not to designate a separate “lead independent director.” This current structure allows our chief executive officer to focus on our day-to-day business while our non-executive chairman leads the board in its fundamental role of providing advice to and independent oversight of management. The board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position given our company’s stage of development, as well as the commitment required to serve as our non-executive chairman. The board of directors will continue to assess the appropriateness of this structure as part of the board of directors’ broader succession planning process.

Board of Directors and Committee Meetings

During 2013, our board of directors met six times and acted by unanimous written consent once. During 2013, our audit committee met five times, our compensation committee met four times and our corporate governance and nominating committee met three times. The board of directors acted by unanimous written consent with the corporate governance and nominating committee once. All of our directors attended more than 75% of the aggregate of all meetings of the board of directors and of the committees on which such director served.

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meeting of stockholders, our directors are encouraged to attend and all of our directors, except for Doug Williams, attended the last annual meeting of stockholders.

Determinations Regarding Director Independence

The board of directors has determined that each of our current directors, except Dr. Kirkman, is an “independent director” as that term is defined in NASDAQ Marketplace Rule 5605(a)(2). The independent directors generally meet in executive session at each quarterly board of directors meeting.

The board of directors has also determined that each member of the audit committee, the compensation committee, and the corporate governance and nominating committee meets the independence standards applicable to those committees prescribed by the NASDAQ Marketplace Rules and the SEC.

Finally, the board of directors has determined that Mr. Spiegelman, the chairman of the audit committee, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Code of Conduct

Our board of directors adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) for all our officers, directors, and employees in December 2003, which was last amended on March 13, 2008, and a Code of Ethics for the President and Chief Executive Officer, the Chief Financial Officer and Corporate Controller on March 25, 2003, which was subsequently amended on March 13, 2008 (the “Code of Ethics”). The Code of Conduct details the responsibilities of all our officers, directors, and employees to conduct our affairs in an honest and ethical manner and to comply with all applicable laws, rules, and regulations. The Code of Conduct addresses issues such as general standards of conduct, avoiding conflicts of interest, communications, financial reporting, safeguarding our assets, responsibilities to our customers, suppliers, and competitors, and dealing with governments. The Code of Ethics imposes additional requirements on our senior executive, financial and accounting officers with respect to conflicts of interest, accuracy of accounting records and periodic reports and compliance with laws. Each of the Code of Conduct and Code of Ethics is available on our website at www.oncothyreon.com.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines that outline, among other things, the role of the board of directors, the qualifications and independence of directors, the responsibilities of management, the board of directors, and the committees of the board of directors, board of directors evaluation and compensation, management succession, chief executive officer evaluation, and limitations on the authority of executive management. The Corporate Governance Guidelines are also available on our website at www.oncothyreon.com.

Committees of the Board of Directors

During 2013, our board of directors had three standing committees: the audit committee, the compensation committee (which has delegated certain responsibilities to the new employee option committee as set forth in the “Executive Compensation — Share Option Plan” section later in this proxy statement), and the corporate governance and nominating committee. All of the committee charters, as adopted by our board of directors, are available on our website at www.oncothyreon.com under “Corporate Governance.” The functions performed by each committee and the members of each committee are described below.

Audit Committee

We have a standing audit committee, which reviews with our independent registered public accounting firm the scope, results, and costs of the annual audit and our accounting policies and financial reporting. Our audit committee (1) has direct responsibility for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, (2) establishes procedures for handling complaints regarding our accounting practices, (3) has authority to engage any independent advisors it deems necessary to carry out its duties, and (4) has appropriate funding to engage any necessary outside advisors. The current members of the audit committee are Daniel Spiegelman (Chairman), Dr. Ted W. Love and W. Vickery Stoughton. The board of directors has determined that Mr. Spiegelman, the chairman of the audit committee, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and is an “independent director” as that term is defined under the applicable rules and regulations of The NASDAQ Stock Market. The audit committee reviews and reassesses the adequacy of its charter on an annual basis.

Compensation Committee

The compensation committee oversees our compensation and benefits practices and programs (other than compensation practices of our non-employee directors, which are overseen by the nominating and corporate governance committee), as more fully described in the “Executive Compensation — Compensation Discussion and Analysis” section later in this proxy statement. The current members of the compensation committee are Richard Jackson (Chairman), Christopher Henney and W. Vickery Stoughton. The Compensation Committee Report is set forth in the “Executive Compensation — Compensation Committee Report” section later in this proxy statement.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee reviews candidates and makes recommendations of nominees for the board of directors. The corporate governance and nominating committee also oversees our corporate governance and compliance activities and compensation practices with respect to our non-employee directors. The corporate governance and nominating committee has not adopted a formal policy with respect to the consideration of director candidates recommended by stockholders given the lack of stockholder recommendations; however, if a stockholder delivered a written request to our corporate secretary which satisfied the notice, information, and other requirements set forth in our bylaws with respect to stockholder proposals, it would receive appropriate consideration. The corporate governance and nominating committee may consider in the future whether our company should adopt a more formal policy regarding stockholder nominations. The current members of the corporate governance and nominating committee are Christopher Henney (Chairman), Richard Jackson and Daniel Spiegelman.

The corporate governance and nominating committee evaluates the qualifications of all director recommendations that are properly submitted by stockholders, management, members of the board of directors, and to the extent deemed necessary, third-party search firms. We have in the past paid a third party to assist us in identifying, evaluating, and screening potential candidates for nomination to the board of directors, and we may do so in the future. In assessing potential candidates, the corporate governance and nominating committee considers relevant factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, depth of experience in the industry in which we compete, length of service, and other commitments. While there are no specific minimum qualifications, qualities or skills that are necessary to serve on the board of directors, the specific traits, abilities and experience that the corporate governance and nominating committee and the board look for in determining candidates for election to the board include, but are not limited to:

•	the highest ethical character and shared values with our company;

•	reputation consistent with our image;

•	significant accomplishments within their respective fields;

•	active and former chief executive officers of public companies and scientific, government, educational and non-profit institutions;

•	recognized leader in the fields of medicine or biological sciences;

•	relevant expertise and experience and the ability to offer advice and guidance; and

•	ability to exercise sound business judgment.

In addition, the corporate governance and nominating committee considers the suitability of each candidate, taking into account the current members of the board of directors, in light of the current size and composition of the board of directors. The corporate governance and nominating committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the corporate governance and nominating committee strives to nominate directors with a variety of complementary skills so that, as a group, the board of directors will possess the appropriate talent, skills, and expertise to oversee the our business. After completion of its evaluation of candidates, the corporate governance and nominating committee will recommend a slate of director-nominees to the board of directors. Each of the nominees named in this proxy statement and standing for election to the board of directors at this annual meeting was recommended by the corporate governance and nominating committee.

Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors should send their communications in writing to the attention of our corporate secretary at Oncothyreon Inc., 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121. Our corporate secretary will review the communication, and if the communication is determined to be relevant to our operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature not relating to our business), the communication will be forwarded to our chairman of the board. If the communication requires a response, our corporate secretary will assist the board of directors in preparing the response.

Compensation of Directors

We pay our non-employee directors an annual cash fee of $50,000 for their service on our board of directors and its committees. We also pay the chairman of our board an additional annual fee of $50,000, the chairman of our audit committee an additional annual fee of $25,000, and the chairmen of our other standing committees of the board of directors an additional annual fee of $5,000 each. In addition, each non-employee director is entitled to annual restricted share grant equal to the greater of (1) 7,500 and (2) $30,000 divided by the closing price of our common stock on the NASDAQ Global Market on the date of grant. Board members receive cash compensation in U.S. dollars. We also reimburse our directors for travel and other necessary business expenses incurred in the performance of their services for us.

Fiscal Year 2013 Director Compensation

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2013. The table excludes Dr. Kirkman who did not receive any compensation from us in his role as director in the year ended December 31, 2013. All compensation numbers are expressed in U.S. dollars.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)(3)	Total ($)
Christopher Henney	$105,000	$30,000	$135,000
Daniel Spiegelman	75,000	30,000	105,000
Richard Jackson	55,000	30,000	85,000
W. Vickery Stoughton	50,000	30,000	80,000
Ted W. Love (4)	25,000	30,000	55,000
Douglas Williams (5)	37,500	30,000	67,500

(1)	These amounts represent the aggregate grant date fair value of RSUs granted in 2013.
(2)	As of December 31, 2013, our non-employee directors held RSUs and outstanding options to purchase the number of shares of common stock as follows: Dr. Henney (50,000 options, 43,568 RSUs); Dr. Jackson (zero options, 43,568 RSUs); Mr. Stoughton (4,166 options, 43,568 RSUs); Mr. Spiegelman (zero options, 43,568 RSUs); Dr. Love (zero options, 17,341 RSUs); Dr. Williams (zero options, zero RSUs).
(3)	Each RSU may be converted into one share of our common stock at the end of the grant period, which is five years for each of the RSUs granted prior to June 12, 2009 and two years for each of the RSUs granted on or after June 12, 2009.
(4)	Dr. Love was appointed to the Board as a Class III director and was awarded 17,341 RSUs on September 5, 2013.
(5)	Dr. Williams was resigned from the Board of Directors on October 9, 2013 and his outstanding RSUs of 24,216 were vested on October 25, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes our executive compensation policies for our named executive officers, Dr. Kirkman, Ms. Eastland, Mr. Christianson, Dr. Hausman and Dr. Peterson.

Compensation Philosophy and Objectives

The principal objectives of our compensation policies and programs have been to attract and retain senior executive management, to motivate their performance toward clearly defined corporate goals, and to align their long term interests with those of our stockholders. In addition, our compensation committee believes that maintaining and improving the quality and skills of our management and appropriately incentivizing their performance are critical factors affecting our stockholders’ realization of long-term value.

Our compensation programs have reflected, and we expect that they will continue to reflect, the fact that we are a biopharmaceutical company whose principal compounds are still in clinical trials and subject to regulatory approval. As a result, our revenues have been and will continue to be limited, and we expect to continue to incur net losses for at least the next several years. In an effort to preserve cash resources, our historical compensation programs have focused on long-term equity incentives relative to cash compensation. This approach seeks to place a substantial portion of executive compensation at risk by rewarding our executive officers, in a manner comparable to our stockholders, for achieving our business and financial objectives.

In addition to long-term equity incentives, we have also implemented a performance-based cash bonus program for our executive officers. Payments under this performance-based cash bonus program are based on achievement of pre-established corporate performance goals. All of the performance goals of our executive officers are tied to corporate objectives to reflect the fact that our executive officers make key strategic decisions influencing our company as a whole.

We design and implement compensation programs that combine both long-term equity elements and cash incentive elements based on annual performance objectives. Our compensation committee has not, however, adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-cash compensation. The compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based. In that regard, we expect to continue to use options or other equity incentives as a significant component of compensation because we believe that they align individual compensation with the creation of stockholder value, and we expect any payments under cash incentive plans to be tied to annual performance targets.

Our executive compensation programs have remained substantially the same for several years. We believe our programs are effectively designed and work well in aligning the interests of our executive officers and stockholders and are instrumental to achieving our company objectives. In determining executive compensation for 2013, our compensation committee considered the stockholder support that the “Say-on-Pay” proposal received at our 2011 annual meeting of stockholders. As a result, the compensation committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future. With respect to the frequency of future “Say-on-Pay” advisory votes, consistent with the recommendation of our board of directors and the outcome of the stockholder vote regarding the proposal at our 2011 annual meeting of stockholders, we determined to hold an advisory “Say-on-Pay” vote on the compensation of our executive officers every three years. As discussed elsewhere in this proxy statement, our next advisory “Say-on-Pay” vote will occur at our 2014 annual meeting of stockholders.

Role of Our Compensation Committee

Our compensation committee is comprised of three non-employee members of our board of directors, Dr. Jackson, Dr. Henney and Mr. Stoughton, each of whom is an independent director under the applicable rules and regulations of The NASDAQ Stock Market and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Our compensation committee approves, administers, and interprets our executive compensation and benefit policies. Our compensation committee acts exclusively as the administrator of our equity incentive plans and approves all grants to our executive officers. Our compensation committee operates pursuant to a written charter under which our board of directors has delegated specific authority with respect to compensation determinations. Among the responsibilities of our compensation committee are the following:

•	evaluating our compensation practices and assisting in developing and implementing our executive compensation program and philosophy;

•	establishing a practice, in accordance with the applicable rules and regulations of The NASDAQ Stock Market, of determining the compensation earned, paid, or awarded to our chief executive officer independent of input from him; and

•	establishing a policy, in accordance with the applicable rules and regulations of The NASDAQ Stock Market, of reviewing on an annual basis the performance of our other executive officers with assistance from our chief executive officer and determining what we believe to be appropriate compensation levels for such officers.

The compensation committee’s charter allows the committee to form subcommittees for any purpose that the committee deems appropriate and may delegate to such subcommittees such power and authority as the committee deems appropriate. For example, the compensation committee has delegated certain powers and authority to the new employee option committee as set forth in “— Share Option Plan” included elsewhere in this proxy statement.

Our chief executive officer actively supports the compensation committee’s work by providing information relating to our financial plans, performance assessments of our executive officers, and other personnel related data. In particular, our chief executive officer, as the person to whom our other executive officers report, is responsible for evaluating individual officers’ contributions to corporate objectives. Our chief executive officer, on an annual basis at or shortly after the end of each year, makes recommendations to the compensation committee with respect to merit salary increases, cash bonuses, and stock option grants or other equity incentives for our other executive officers. Our compensation committee meets to evaluate, discuss, modify or approve these recommendations. Without the participation of the chief executive officer, the compensation committee as part of the annual review process conducts a similar evaluation of the chief executive officer’s contribution and performance and makes determinations, at or shortly after the end of each year, with respect to merit salary increases, bonus payments, stock option grants, or other forms of compensation for our chief executive officer.

Our compensation committee has the authority under its charter to engage the services of outside advisors, experts, and others for assistance. The compensation committee did not rely on any outside advisors for purposes of structuring our 2013 compensation plan but did consider the survey data described below.

Competitive Market Review for 2013

The market for experienced management is highly competitive in the life sciences and biopharmaceutical industries. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting and retaining management from companies ranging from large and established pharmaceutical companies to entrepreneurial early stage companies. We expect competition for appropriate technical, commercial, and management skills to remain strong for the foreseeable future.

In making our executive compensation determinations for 2013, we benchmarked our compensation levels using the Radford Global Life Sciences Salary Survey 2013. This survey includes life sciences companies based predominantly in biotechnology markets in the U.S. with which we compete for executive talent.

In evaluating the survey data, we compared our compensation practices and levels for base salary and annual performance-based bonuses with the survey data. This information was used to determine appropriate levels of compensation based on market benchmarks for similarly situated officers.

Principal Elements of Executive Compensation

Our executive compensation program consists of five components:

•	base salary;

•	annual performance-based cash bonuses;

•	equity-based incentives;

•	benefits; and

•	severance/termination protection.

We believe that each of these components, combining both short and long-term incentives, offers a useful element in achieving our compensation objectives and that collectively these components have been effective in achieving our corporate goals.

Annual Review Process

Our compensation committee reviews data and makes executive compensation decisions on an annual basis, typically during the last quarter of the year and the first quarter of the new year.

In connection with the annual goal setting process, executive officers are responsible for establishing and submitting for review to our chief executive officer (and in the case of our chief executive officer, directly to the compensation committee) their departmental goals and financial objectives. Our chief executive officer then compiles the information submitted and provides it, along with information relating to his own personal goals and objectives, to our compensation committee and board for review in the form of draft corporate objectives. Subsequently, our compensation committee, including our chief executive officer with respect to all officers other than himself and excluding our chief executive officer with respect to discussions of his own compensation, reviews, considers, and may amend the draft objectives prior to the compensation committee’s final approval of the objectives.

Weighting of Compensation Elements

Our compensation committee’s determination of the appropriate use and weight of each element of executive compensation is subjective, based on its view of the relative importance of each element in meeting our overall objectives and factors relevant to the individual executive. Like many biopharmaceutical companies with clinical-stage products, we seek to place a significant amount of each executive’s total potential compensation “at risk” based on performance.

Base Salary

As part of the annual review process, our compensation committee makes its determinations of changes in annual base salary for executive officers. Base salary for our executive officers reflects the scope of their respective responsibilities, their relative seniority and experience, and competitive market factors including our compensation committee’s review of market compensation for executive officers of public, early stage biopharmaceutical companies. Salary adjustments are typically based on competitive conditions, individual performance, changes in job duties, and our budget requirements. The compensation committee determined based on the factors above that it was appropriate to increase base salaries for each of our executive officers by 3% for 2013 in order to keep salaries for these officers at approximately the 50th percentile of the Radford Global Life Sciences Salary Survey 2013. Effective January 2013, Dr. Kirkman’s base salary was increased to $422,300, Ms. Eastland’s base salary to $267,800, Mr. Christianson’s base salary to $300,760, Dr. Hausman’s base salary to $345,050 and Dr. Peterson’s base salary to $262,650. With respect to each executive officer, these base salaries were approximately consistent with the 50th percentile of the salaries reported in the Radford Global Life Sciences Salary Survey 2013.

Variable Cash Compensation — Incentive Bonuses

We pay performance-based bonuses to our executive officers pursuant to our performance review policy, which we believe enhances each executive’s incentive to contribute to corporate objectives and aligns their interests with our stockholders. Under the performance review policy, our executive officers are eligible to receive bonuses based on achievement of pre-established corporate performance goals. The weighting among the goals is individualized based on the nature of the executive’s role within the company. As further described in the paragraphs below, each goal is assigned a percentage for each executive based on the importance to us that the goal be achieved by that executive and the extent to which the goal falls within the executive’s area of operational control. Generally, achievement of a particular goal will result in the payment of the expected level of incentive compensation associated with such goal. Partial achievement can result in the payment of reduced or no incentive compensation and superior achievement of any performance goal may result in the payment in excess of the target level of incentive compensation; however, there is not a fixed formula for determining the amount of incentive compensation for partial or above target achievement. Rather, the compensation committee retains discretion to increase or decrease variable cash incentive compensation to our officers as it determines appropriate, based on actual achievement against the goals.

Typically, the maximum incentive compensation to which an executive officer is entitled is based on a percentage of such executive’s base salary. For example, if (1) an executive’s base salary is $100,000, (2) he or she is eligible to receive a bonus up to 50% of his base salary, or $50,000, (3) the compensation committee has established four performance goals, each weighted at 25% and (4) the compensation committee determines that the executive has achieved two of the four performance goals, then, the executive would be eligible to receive, subject to the discretion of the compensation committee, a bonus of $25,000.

Performance goals may be both qualitative and quantitative and are designed to be specific, measurable and completed within a fixed period of time. Although performance goals are intended to be achievable with significant effort, we do not expect that every goal will be actually attained in any given year. Our compensation committee is responsible for setting performance goals, assessing whether such goals have been achieved and determining the amount of bonuses (if any) to be paid with respect to our executive officers. Performance goals for the upcoming year are typically established at or shortly after the end of the prior year. Assuming that a determination is made that a bonus has been earned, we typically pay bonuses to executive officers shortly after the first scheduled meeting of the compensation committee each year. An individual must remain actively employed by the company through the actual date of payment to receive a bonus.

The 2013 performance goals approved by the compensation committee in January 2013 for each executive officer are set forth in the table below. With input from the board, the compensation committee selected these particular corporate objectives based on its judgment that they represented areas in which each of the executive officers have significant operational control and on which the board and compensation committee believed each of the executive officers should focus to move our strategic plan forward and enhance stockholder value. As is reflected in the table below, the weighting of specific performance goals varies among executive officers based on each executive officer’s role and position within the company. For example, because Dr. Hausman holds a position as our chief medical officer, the compensation committee felt it was appropriate to more heavily weight her bonus on achievement of certain clinical development milestones. Mr. Christianson and Dr. Peterson’s goals are more heavily weighted to the achievement of technical operations and pre-clinical assessment goals, respectively, to align their goals with their respective roles as our chief operating officer and chief scientific officer. Dr. Kirkman and Ms. Eastland’s goals are more heavily weighted toward the achievement of goals relating to cash position, investor perception and business development. Since the compensation committee believes that our performance is also determined by the performance of executive management acting collaboratively as a team, no corporate goal was assigned a weight of less than 10% for any of our executive officers.

Named Executive Officer	Cash Position (1)	Investor Perception (2)	Clinical Assessment (3)	Pre-Clinical Assessment (4)	Technical Operations (5)	Business Development (6)
Robert Kirkman	30%	25%	10%	10%	10%	15%
Julia Eastland	30	25	10	10	10	15
Gary Christianson	10	10	10	10	50	10
Diana Hausman	10	10	50	10	10	10
Scott Peterson	10	10	10	50	10	10

(1)	Have cash and investments as of December 31, 2013 sufficient to fund the company for 24 months.
(2)	Improve investor perception of the Company.
(3)	Make timely go/no go decisions with respect to PX-866 Phase 3 trial(s); timely complete patient enrollment in two Phase 2 trials of PX-866; timely fully enroll PX-866 Phase 1 study; if supported by preclinical data, timely initiate a Phase 1 BID dosing study of PX-866; timely initiate an ONT-10 Phase 2 trial if indicated and timely initiate ONT-380 Phase 1b trials.
(4)	Timely complete evaluations of in-licensing candidates and complete studies in connection with PX-866 regulatory package, PET Lipid A and ONT-10.
(5)	Timely complete supply, formulation and manufacturing goals with respect to PX-866, PET Lipid A, ONT-10 and ONT-380.
(6)	In-license or acquire a preclinical drug development candidate, negotiate term sheet for PX-866 partner if appropriate and enter into specified agreements with respect to PET Lipid A.

The target and actual bonus amounts for 2013 for our named executive officers are set forth below, based on achievement against the corporate performance goals. Specifically, the compensation committee determined the following: (1) the cash position goal was 90% achieved; (2) the investor perception goal was fully achieved; (3) clinical goals with respect to timely enrollment and go/no go decisions with respect to PX-866 were fully achieved, as was the enrollment goal for ONT-10, and the goal of timely initiation of the ONT-830 trials was partially achieved, with overall clinical goals considered 90% achieved; (4) all preclinical goals were fully achieved including timely completion of appropriate regulatory studies for PX-866, evaluations of PET Lipid A formulations, ONT-10 preclinical models, ONT-380 related assays and the evaluation of in-licensing opportunities; (5) manufacturing goals relating to ONT-10, quality goals for ONT-380, and improvements in the manufacturing of PET Lipid A were all fully achieved, completion of manufacturing of PET Lipid A at higher scale was modestly delayed and manufacturing goals for PX-866 were considered no longer relevant based on clinical results, with overall manufacturing goals thus considered 95% achieved; and (6) all business development goals related to in-licensing and agreements for PET Lipid A were fully achieved.

Named Executive Officer	Base Salary ($)	2013 Annual Target as Percentage of Base Salary	Target Bonus ($)	Target Goals Achieved	2013 Incentive Bonus Actually Paid ($)
Robert Kirkman	$422,300	50%	$211,150	96.0%	$202,704
Julia Eastland	267,800	30	80,340	95.5	76,725
Gary Christianson	300,760	35	105,266	95.5	100,529
Diana Hausman	345,050	30	103,515	93.5	96,787
Scott Peterson	262,650	30	78,795	97.5	76,825

In January 2014, the compensation committee approved performance goals for 2014. Dr. Kirkman, Ms. Eastland, Mr. Christianson, Dr. Hausman and Dr. Peterson are eligible to receive in 2014 incentive bonuses under our performance review policy of up to 50%, 30%, 35%, 35% and 30%, respectively, of their base salary. The compensation committee increased Dr. Hausman’s bonus target from 30% to 35% to reflect the relative importance of her contribution to the company. The 2014 performance goals for our executive officers relate to various corporate objectives, including objectives related to our financial condition, development of our product candidates, technical operations and certain business development activities (although the weighting for such performance goals will differ between such executive officers as described above).

Equity-based Incentives

We grant equity-based incentives to employees, including our named executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. We have not adopted any specific stock ownership guidelines, and our equity incentive plans have provided the principal method for named executive officers to acquire an equity position in our company.

Historically, we have granted options to our executive officers under our share option plan. Our share option plan permits the grant of stock options for shares of common stock. All equity incentive programs are administered by our compensation committee (other than grants of restricted share units to non-employee directors, which are overseen by the corporate governance and nominating committee and grants of stock options to certain new employees, which are overseen by the new employee option committee). To date, our equity incentive grants to executive officers have consisted of options under the share option plan. We use stock options as a long-term incentive vehicle because stock options align the interests of executives with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders. In addition, stock options help to provide a balance to the overall executive compensation program as base salary and our bonus program focus on nearer-term achievements, while the grant and vesting of stock options is intended to focus executive efforts toward increasing stockholder value over the longer term.

The practice of our compensation committee has been to consider the annual grant of options to our executive officers in connection with the annual compensation review process. In making its determination of the size of annual option grants for our executive officers, the compensation committee considers the individual performance of the executive officer in the prior year, the industry experience and background of the executive officer, and the value of the executive officer’s outstanding equity grants in the then-current competitive environment, including the value of such outstanding equity grants as a retention tool. Adjustments may be made as the compensation committee deems reasonable to attract and retain executive officers in the competitive environment for highly qualified employees in which we operate.

In December 2013, the compensation committee reviewed the outstanding option grants of the executive officers and determined that the overall value of the stock options held by the executive officers resulted in a deficiency in the long-term retention value of the equity-based incentive awards relative to those held by individuals in similar positions at similarly situated companies. Accordingly, the compensation committee increased the size of the stock option grants awarded to the executive officers as set forth in the table below. The compensation committee decided to grant Dr. Kirkman a comparatively larger award because a significant percentage of the stock options held by him were expiring. The compensation committee also considered the importance of Dr. Kirkman’s continued leadership to the business operations and strategy of our company and adjusted his award to proportionally correct the deficiency in the long-term retention value of his equity awards.

During 2013, we granted, in the aggregate, the following options to our executive officers as follows:

Named Executive Officer	Options (#)
Robert Kirkman	600,000
Julia Eastland	150,000
Gary Christianson	150,000
Diana Hausman	150,000
Scott Peterson	150,000

Our compensation committee believes that the size and terms of these stock option grants were reasonable given the need to ensure that equity incentive grants held by our executive officers effectively serve as a retention instrument.

These options vest as follows: 25% of the shares underlying the option will vest and become exercisable on the first anniversary of the grant date and thereafter 1/48th of the shares underlying the option will vest and become exercisable on each monthly anniversary of the grant date, subject to the executive officer’s continued service, such that the option will be fully exercisable on the fourth anniversary of the grant date.

The exercise price of these options was the closing sales price of our common stock on the date of grant, December 12, 2013, or $1.74.

Our practice has been to provide equity incentives principally in the form of stock option grants that vest over time. The stock option vesting period encourages executive retention over the term of the option. Our compensation committee may also consider alternative forms of equity in the future, such as performance shares, restricted share units or restricted stock awards with alternative vesting strategies based on the achievement of performance milestones or financial metrics.

Benefits

We provide the following benefits to our named executive officers, generally on the same basis provided to all of our employees:

•	health, dental insurance and vision (for the employee and eligible dependents);

•	flexible spending accounts for medical and dependent care;

•	life insurance;

•	employee assistance plan (for the employee and eligible dependents);

•	short- and long-term disability, accidental death and dismemberment; and

•	a 401(k) plan with an employer match into the plan.

Severance/Termination Protection

We are a party to agreements with our executive officers that provide for benefits payable in connection with the termination of employment or a change in control. The compensation committee considers such benefits in order to be competitive in the hiring and retention of employees, including executive officers. When establishing the termination and change of control provisions in our agreements with our executive officers, the compensation committee considered industry practice and an analysis of current market trends.

In addition, these benefits are intended to incentivize and retain our officers during the pendency of a proposed change in control transaction and align the interests of our officers with our stockholders in the event of a change in control. The compensation committee believes that proposed or actual change in control transactions can adversely impact the morale of officers and create uncertainty regarding their continued employment. Without these benefits, officers may be tempted to leave the company prior to the closing of the change in control, especially if they do not wish to remain with the entity after the transaction closes. Such departures could jeopardize the consummation of the transaction or our interests if the transaction does not close and we remain independent.

All arrangements with the named executive officers and the potential payments that each of the named executive officers would have received if a change in control or termination of employment would have occurred on December 31, 2013, are described in “—Termination and Change of Control Provisions under Offer Letters” and “— Potential Payments Upon Termination or Change in Control” included elsewhere in this proxy statement.

Accounting and Tax Considerations

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or Section 162(m), limits the amount that we may deduct for compensation paid to our chief executive officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility. Our options do not meet the requirements for exemption towards the $1,000,000 cap. While the compensation committee cannot determine with certainty how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our chief executive officer and our four most highly compensated officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Compensation Committee Interlocks and Insider Participation

During 2013, Richard Jackson, Christopher Henney and W. Vickery Stoughton served on our compensation committee. During 2013, no member of our compensation committee was an officer or employee or formerly an officer of our company, and no member had any relationship that would require disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers has served on the board of directors or the compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served on our board of directors or on our compensation committee.

Risk Analysis of Compensation Plans

The mix and design of the elements of executive compensation do not encourage management to assume excessive risks. Any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company.

The compensation committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking; and

•	several categories of goals generally apply, so that if any particular goal is not achieved, then a disproportionate amount of total compensation is not forfeited.

Compensation Committee Report

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

In reliance on the reviews and discussions referred to above and the review and discussion of the section captioned “Compensation Discussion and Analysis” with our management, the compensation committee has recommended to the board of directors and the board of directors has approved, that the section captioned “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K and this proxy statement.

COMPENSATION COMMITTEE

Dr. Richard Jackson, Chairman
Dr. Christopher Henney
W. Vickery Stoughton

Summary Compensation Table — 2013, 2012, and 2011

The following table sets forth the compensation earned by or awarded to, as applicable, our principal executive officer, principal financial officer and other executive officers during each of 2013, 2012 and 2011. We refer to these officers in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Robert Kirkman	2013	$422,300	$756,000	$202,704	$13,161	$1,394,165
President, Chief Executive Officer and Director	2012	410,000	336,000	159,900	12,792	918,692
	2011	398,000	484,000	192,035	11,350	1,085,385

Julia Eastland	2013	267,800	189,000	76,725	8,526	542,051
Chief Financial Officer, Secretary and Vice President, Corporate Development	2012	260,000	168,000	60,840	8,292	497,132
	2011	252,500	242,000	73,098	6,517	574,115

Gary Christianson	2013	300,760	189,000	100,529	9,515	599,804
Chief Operating Officer	2012	292,000	168,000	87,892	9,252	557,144
	2011	283,250	242,000	86,745	8,703	620,698

Diana Hausman	2013	345,050	189,000	96,787	10,843	641,680
Chief Medical Officer	2012	335,000	168,000	82,410	10,542	595,952
	2011	307,750	242,000	79,861	9,438	639,049

Scott Peterson	2013	262,650	189,000	76,825	8,371	536,847
Chief Scientific Officer	2012	239,091	168,000	62,730	7,665	477,486
	2011	200,000	242,000	57,900	6,205	506,105

(1)	These amounts represent the aggregate grant date fair value of option awards for fiscal years 2013, 2012 and 2011. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2013, 2012 and 2011. The value as of the grant date for stock options is recognized over the number of days of service required for the grant to become vested. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 7 — Share-based Compensation of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(2)	The amounts in this column represent total performance-based bonuses earned for services rendered during the year under our performance review policy, for 2013, 2012 and 2011, for executive officers. Under the applicable bonus plan for each year, each executive was eligible to receive a cash bonus based on achievement of a combination of corporate objectives. See “—Compensation Discussion and Analysis — Variable Cash Compensation — Incentive Bonuses” included elsewhere in this proxy statement for additional information regarding our variable cash compensation policies for executive officers.
(3)	Except as disclosed in the other footnotes, the amounts in this column consist of contributions made by us pursuant to our 401(k) plan.
(4)	Amounts listed in “All Other Compensation” also include life insurance premiums.

Grants of Plan-Based Awards

The following table sets forth each grant of an award made to a named executive officer during 2013 under any of our incentive plans or equity plans.

Name	Grant Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($) (2) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Robert L. Kirkman (5)	December 12, 2013	$211,150	600,000	$1.74	$756,000

Julia Eastland (6)	December 12, 2013	80,340	150,000	1.74	189,000

Gary Christianson (7)	December 12, 2013	105,266	150,000	1.74	189,000

Diana Hausman (8)	December 12, 2013	103,515	150,000	1.74	189,000

Scott Peterson (9)	December 12, 2013	78,795	150,000	1.74	189,000

(1)	Except as otherwise noted below and consistent with the provisions of our share option plan in effect at the date of grant, all options reflected in the table had an exercise price equal to the closing sales price of our common stock as reported by The NASDAQ Global Market on the grant date. All options were granted under our share option plan.
(2)	Performance bonuses were earned in 2013. The actual amounts paid to each of the named executive officers for 2013 are set forth in the individual footnotes below.
(3)	There was no set “Threshold” or “Maximum” performance bonus amounts established with respect to our 2013 non-equity incentive plan awards, pursuant to the description set forth under the heading “— Compensation Discussion and Analysis — Variable Cash Compensation — Incentive Bonuses” included elsewhere in this proxy statement.
(4)	These amounts represent the grant date fair value of option awards granted in 2013. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal year 2013. The value as of the grant date for stock options is recognized over the number of days of service required for the grant to become vested. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see “Part II — Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Significant Judgments and Estimates — Share-based Compensation” and “Note 6 — Share-based Compensation” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(5)	On January 8, 2014, the compensation committee approved a performance bonus of $202,704 under the performance review policy.
(6)	On January 8, 2014, the compensation committee approved a performance bonus of $76,725 under the performance review policy.
(7)	On January 8, 2014, the compensation committee approved a performance bonus of $100,529 under the performance review policy.
(8)	On January 8, 2014, the compensation committee approved a performance bonus of $96,787 under the performance review policy.
(9)	On January 8, 2014, the compensation committee approved a performance bonus of $76,825 under the performance review policy.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth the equity awards outstanding at December 31, 2013 for each of the named executive officers. Except as set forth in the footnotes to the following table, each stock option is fully vested.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($Cdn. or $U.S.) (1)		Option Expiration Date
Robert Kirkman	450,000	—	(2)	Cdn. $	7.38	August 29, 2014
	137,537	—	(3)	Cdn. $	8.04	May 3, 2015
	45,000	—	(4)		$3.43	June 4, 2016
	100,000	—	(5)		$1.10	March 11, 2017
	200,000	—	(6)		$4.71	December 3, 2017
	75,000	25,000	(7)		$3.32	December 1, 2018
	50,000	50,000	(12)		$6.92	December 1, 2019
	25,000	75,000	(13)		$4.74	December 12, 2020
	—	600,000	(14)		$1.74	December 12, 2021
Julia Eastland	32,500	7,500	(8)		$3.31	November 10, 2018
	37,500	12,500	(7)		$3.32	December 1, 2018
	25,000	25,000	(12)		$6.92	December 1, 2019
	12,500	37,500	(13)		$4.74	December 12, 2020
	—	150,000	(14)		$1.74	December 12, 2021
Gary Christianson	16,666	—	(9)	Cdn. $	6.72	June 29, 2015
	15,000	—	(4)		$3.43	June 4, 2016
	30,000	—	(5)		$1.10	March 11, 2017
	100,000	—	(6)		$4.71	December 3, 2017
	37,500	12,500	(7)		$3.32	December 1, 2018
	25,000	25,000	(12)		$6.92	December 1, 2019
	12,500	37,500	(13)		$4.74	December 12, 2020
	—	150,000	(14)		$1.74	December 12, 2021
Diana Hausman	30,000	—	(10)		$4.96	October 1, 2017
	50,000	—	(6)		$4.71	December 3, 2017
	37,500	12,500	(7)		$3.32	December 1, 2018
	25,000	25,000	(12)		$6.92	December 1, 2019
	12,500	37,500	(13)		$4.74	December 12, 2020
	—	150,000	(14)		$1.74	December 12, 2021
Scott Peterson	25,000	—	(11)		$6.56	August 1, 2017
	50,000	—	(6)		$4.71	December 3, 2017
	37,500	12,500	(7)		$3.32	December 1, 2018
	25,000	25,000	(12)		$6.92	December 1, 2019
	12,500	37,500	(13)		$4.74	December 12, 2020
	—	150,000	(14)		$1.74	December 12, 2021

(1)	In April 2008, the board of directors approved an amendment to our share option plan, which provided that the exercise price of any future grants would equal the closing price of our common stock traded on The NASDAQ Global Market on the date of grant. Unless otherwise indicated, all exercise prices are denominated in U.S. dollars.
(2)	This stock option fully vested on August 29, 2009.
(3)	This stock option fully vested on May 3, 2011.
(4)	This stock option fully vested on June 4, 2012.
(5)	This stock option fully vested on March 11, 2013.
(6)	This stock option fully vested on December 3, 2013.
(7)	This stock option fully vests on December 1, 2014, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.
(8)	This stock option fully vests on September 7, 2014, and 1/4 vests on September 7, 2011, with the balance vesting in monthly increments for 36 months following September 7, 2011.
(9)	This stock option fully vested on June 29, 2011.
(10)	This stock option fully vested on September 1, 2013.
(11)	This stock option fully vested on August 1, 2013.
(12)	This stock option fully vests on December 1, 2015, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.
(13)	This stock option fully vests on December 12, 2016, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.
(14)	This stock option fully vests on December 12, 2017, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.

Option Exercises and Stock Vested

None of our named executive officers exercised stock options during 2013. We have not granted any stock awards to date to any of our named executive officers.

Employee Benefit Plans

Our share option plan, in which our employees and officers participate, provides for the acceleration of vesting of awards in connection with or following a change in control of the company. A “change in control” shall be deemed to have occurred if (i) our board of directors passes a resolution to the effect that, for purposes of the share option plan, a change in control has occurred or (ii) any person or any group of two or more persons acting jointly or in concert becomes the beneficial owner, directly or indirectly, or acquires the right to control or direct, 25% or more of our outstanding voting securities or any successor entity in any manner, including without limitation as a result of a takeover bid or an amalgamation with any other corporation or any other business combination or reorganization. See “— Share Option Plan” included elsewhere in this proxy statement.

Termination and Change of Control Provisions under Offer Letters

Dr. Robert Kirkman

We are a party to an offer letter with Dr. Kirkman, our president and chief executive officer, dated August 29, 2006 as amended in December 2008 and December 2009. Pursuant to the terms of the offer letter as amended, Dr. Kirkman will receive the following benefits if we undergo a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of two years’ base salary, less required withholding; and

•	lump sum payment of two years’ equivalent of performance review bonus at target, less required withholding.

Additionally, if Dr. Kirkman is terminated for reasons other than cause (as defined in the December 2009 amendment), he will receive the following benefits:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Julia Eastland

We are a party to an offer letter dated August 17, 2010 with Julia Eastland, our chief financial officer, secretary and vice president, corporate development.

Pursuant to the terms of the offer letter, Ms. Eastland will receive the following benefits if we undergo a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Additionally, if Ms. Eastland is terminated for reasons other than cause (as defined in the offer letter), she will receive the following benefits:

•	lump sum payment of nine months’ base salary, less required withholding; and

•	lump sum payment of nine months’ equivalent of performance review bonus at target, less required withholding.

Gary Christianson

We are a party to an offer letter dated June 29, 2007 as amended in December 2008 and December 2009, with Gary Christianson, our chief operating officer. Pursuant to the terms of the offer letter as amended, Mr. Christianson will receive the following benefits if we undergo a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Additionally, if Mr. Christianson is terminated for reasons other than cause (as defined in the June 2007 offer letter), he will receive the following benefits:

•	lump sum payment of nine months’ base salary, less required withholding;

•	lump sum payment of nine months’ equivalent of performance review bonus at target, less required withholding; and

•	health insurance coverage for a period of nine months.

Dr. Diana Hausman

We are a party to an offer letter dated July 6, 2009, as amended December 2009, with Diana Hausman, M.D., our chief medical officer. Pursuant to the terms of the offer letter as amended, Dr. Hausman will receive the following benefits if we undergo a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Additionally, if Dr. Hausman is terminated for reasons other than cause (as defined in the July 2009 offer letter), she will receive the following benefits:

•	lump sum payment of six months’ base salary, less required withholding; and

•	lump sum payment of six months’ equivalent of performance review bonus at target, less required withholding.

Dr. Scott Peterson

We are a party to an offer letter dated June 4, 2009, as amended December 2009, with Scott Peterson, Ph.D., our chief scientific officer. Pursuant to the terms of his offer letter as amended, Dr. Peterson will receive the following benefits if we undergo a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Potential Payments Upon Termination or Change in Control

The tables below describe the payments and benefits our executive officers would be entitled to receive assuming the occurrence on December 31, 2013 of either a change of control transaction or termination of their employment without “cause” (as defined below). For additional details regarding the payments and benefits our named executive officers are entitled to, please see “— Termination and Change of Control Provisions under Offer Letters” included elsewhere in this proxy statement.

Dr. Robert Kirkman

	Change of Control			Termination Other Than for Cause (3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Robert Kirkman	$12,000	$1,266,900	$—	$—	$633,450	$—

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Dr. Kirkman on December 31, 2013, assuming a stock price of $1.76 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2013.
(2)	The amount shown in this column is a lump sum payment equal to two times Dr. Kirkman’s base salary for 2013 plus two year’s equivalent of his performance review bonus at target. Such payments will be made within 60 days following a change of control, provided that, within 45 days of a change of control, Dr. Kirkman signs a separation agreement in a form reasonably satisfactory to us, which shall include a general release of all claims against us.
(3)	For purposes of Dr. Kirkman’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of him at our expense, (d) material breach of any of our written policies, or (e) willful and continual failure substantially to perform his duties, which failure has continued for a period of at least 30 days after written notice by us.
(4)	Pursuant to the terms of our share option plan, there is no acceleration of vesting if Dr. Kirkman is terminated without cause.
(5)	The amount shown in this column is a lump sum payment equal to Dr. Kirkman’s base salary for 2013 plus one year’s equivalent of his performance review bonus at target. Such payments will be made within 60 days following termination other than for cause, subject to any payment delay in order to comply with Section 409A of the Internal Revenue Code.

Julia Eastland

	Change of Control			Termination Other Than for Cause (3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Julia Eastland	$3,000	$348,140	$—	$—	$261,105	$—

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Ms. Eastland on December 31, 2013, assuming a stock price of $1.76 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2013.
(2)	The amount shown in this column is a lump sum payment equal to Ms. Eastland’s base salary for 2013 plus one year’s equivalent of her performance review bonus at target. Such payments will be made within 60 days following a change of control, provided that, within 45 days of a change of control, Ms. Eastland signs a separation agreement in a form reasonably satisfactory to us, which shall include a general release of all claims against us.
(3)	For purposes of Ms. Eastland’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of her at our expense, (d) material breach of any of our written policies, or (e) willful and continual failure substantially to perform her duties, which failure has continued for a period of at least 30 days after written notice by us.
(4)	Pursuant to the terms of our share option plan, there is no acceleration of vesting if Ms. Eastland is terminated without cause.
(5)	The amount shown in this column is a lump sum payment equal to nine months of Ms. Eastland’s base salary for 2013 plus nine month’s equivalent of her performance review bonus at target.

Gary Christianson

	Change of Control			Termination Other Than for Cause (3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Gary Christianson	$3,000	$406,026	$—	$—	$304,520	$19,476

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Mr. Christianson on December 31, 2013, assuming a stock price of $1.76 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2013.
(2)	The amount shown in this column is a lump sum payment equal to Mr. Christianson’s base salary for 2013 plus one year’s equivalent of his performance review bonus at target. Such payments will be made within 60 days following a change of control, provided that, within 45 days of a change of control, Mr. Christianson signs a separation agreement in a form reasonably satisfactory to us, which shall include a general release of all claims against us.
(3)	For purposes of Mr. Christianson’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of him at our expense, (d) material breach of any of our written policies, or (e) willful and continual failure substantially to perform his duties, which failure has continued for a period of at least 30 days after written notice by us.
(4)	Pursuant to the terms of our share option plan, there is no acceleration of vesting if Mr. Christianson is terminated without cause.
(5)	The amount shown in this column is a lump sum payment equal to nine months of Mr. Christianson’s base salary for 2013 plus nine month’s equivalent of his performance review bonus at target. If Mr. Christianson is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code and any final regulations and official guidance promulgated thereunder, at the time of his separation from service, then, if required, the amounts shown in this column, which are otherwise due on or within the six-month period following the separation from service will accrue, to the extent required, during such six-month period and will become payable in a lump sum payment six months and one day following the date of separation from service.

Dr. Diana Hausman

	Change of Control			Termination Other Than for Cause (3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Diana Hausman	$3,000	$448,565	$—	$—	$224,283	$—

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Dr. Hausman on December 31, 2013, assuming a stock price of $1.76 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2013.
(2)	The amount shown in this column is a lump sum payment equal to Dr. Hausman’s base salary for 2013 plus one year’s equivalent of her performance review bonus at target. Such payments will be made within 60 days following a change of control, provided that, within 45 days of a change of control, Dr. Hausman signs a separation agreement in a form reasonably satisfactory to us, which shall include a general release of all claims against us.
(3)	For purposes of Dr. Hausman’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of her at our expense, d) material breach of any of our written policies, or (e) willful and continual failure substantially to perform her duties, which failure has continued for a period of at least 30 days after written notice by us.
(4)	Pursuant to the terms of our share option plan, there is no acceleration of vesting if Dr. Hausman is terminated without cause.
(5)	The amount shown in this column is a lump sum payment equal to six months of Dr. Hausman’s base salary for 2013 plus six month’s equivalent of her performance review bonus at target.

Dr. Scott Peterson

	Change of Control
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits
Scott Peterson	$3,000	$341,445	$—

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Dr. Peterson on December 31, 2013, assuming a stock price of $1.76 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2013.
(2)	The amount shown in this column is a lump sum payment equal to Dr. Peterson’s base salary for 2013 plus one year’s equivalent of his performance review bonus at target. Such payments will be made within 60 days following a change of control, provided that, within 45 days of a change of control, Dr. Peterson signs a separation agreement in a form reasonably satisfactory to us, which shall include a general release of all claims against us.

Share Option Plan

Our board of directors adopted our share option plan on December 9, 1992 and our stockholders approved it on May 26, 1993. Our share option plan was amended and restated as of May 3, 2007, April 3, 2008, October 22, 2009, March 14, 2011 and December 1, 2011. Unless further amended by our stockholders, our share option plan will terminate on May 3, 2017. Our share option plan provides for the grant of nonstatutory stock options to selected employees, directors and persons or companies engaged to provide ongoing management or consulting services for us, or any entity controlled by us. The employees, directors and consultants who have been selected to participate in our share option plan are referred to below as “participants.”

Share Reserve

The total number of shares of common stock issuable pursuant to options granted under our share option plan shall, at any time, be 10% of our issued and outstanding shares of common stock. We had reserved a total of 5,721,623 shares of our common stock for issuance pursuant to our share option plan as of December 31, 2013. As of December 31, 2013, options to purchase 4,415,033 shares of our common stock were outstanding and 1,288,669 shares of our common stock were available for future grant under our share option plan.

Administration

Our compensation committee administers our share option plan. Under our share option plan, the plan administrator has the power, subject to certain enumerated restrictions in our share option plan, to determine the terms of the awards, including the employees, directors and consultants who will receive awards, the exercise price of the award, the number of shares subject to each award, the vesting schedule and exercisability of each award and the form of consideration payable upon exercise.

In addition, the compensation committee has delegated to the new employee option committee the authority to approve grants of stock options to newly hired employees who are not our chief executive officer, president, chief financial officer (or principal financial officer, if no person holds the office of chief financial officer), vice president or a Section 16 officer (as determined pursuant to the rules promulgated under the Securities Exchange Act of 1934). The new employee option committee is composed of our chief executive officer, our principal financial officer and our head of human resources. The new employee option committee meets during the last full week of each month and may only grant stock option awards. The stock options granted by the new employee option committee must have an exercise price equal to the closing sales price of our common stock as reported by The NASDAQ Global Market on the last trading day of the month in which such grants were approved. These grants must fall within a predetermined range approved by the compensation committee and may not deviate from the standard vesting terms (i.e., awards vest over a four year period, with 25% of the shares subject to an award vesting on the first anniversary of the optionee’s commencement of employment and the balance vesting in equal monthly increments for 36 months following the first anniversary of the commencement of employment).

Share Options

The exercise price of the shares subject to options granted under our share option plan shall be determined by our compensation committee or board of directors, but shall not be less than the fair market value of the shares. Generally, the exercise price will be the closing price of our common stock on the day of the option grant. Until April 3, 2008, for purposes of our share option plan, the fair market value meant the closing price of our common stock as reported by the Toronto Stock Exchange on the day preceding the day on which the option is granted. If no trade of shares of our common stock was reported on the Toronto Stock Exchange that day, then the fair market value was not less than the mean of the bid and ask quotations for our common stock on the Toronto Stock Exchange at the close of business on such preceding day. On April 3, 2008, our board of directors amended our option plan to provide that options granted pursuant to the plan be priced at the closing price of our shares of common stock on The NASDAQ Global Market on the day of the option grant. If the grant date would otherwise occur during a closed quarterly trading window under our insider trading policy, the compensation committee or board of directors will identify a future date as the grant date (which typically will be the first day the trading window opens after a closed quarterly trading window). Effective October 22, 2009, in connection with our voluntary delisting from the Toronto Stock Exchange, the share option plan was amended and restated to remove references to the Toronto Stock Exchange and to make certain other housekeeping changes necessitated by the voluntary delisting.

Termination of Service Provider Relationship

Upon the termination without cause of a participant’s employment or service with us (or any of our subsidiaries), other than a termination due to death or retirement (as such terms are defined in our share option plan), the participant’s option will continue to vest and may be exercised at any time up to and including, but not after, the date which is 180 days after the date of the termination or the date prior to the close of the business on the expiry date of the option, whichever is the earlier. If termination is for cause, the option will immediately terminate in its entirety. An option may never be exercised after the expiration of its term.

For our president or any of our vice presidents, in the event of a termination of the participant’s service or employment with us (or any of our subsidiaries) without cause, any option granted to the participant will continue to vest and may be exercised at any time up to and including, but not after, the date which is the second anniversary of the date of his or her termination or the date before the close of business on the expiry date of his or her option, whichever is the earlier.

In the event of the retirement, as such term is defined in our share option plan, of the participant while in the employment of us (or any of our subsidiaries), any option granted to the participant will continue to vest and may be exercised by the participant in accordance with the terms of the option at any time up to and including, but not after, the expiry date of the option.

In the event of the death of the participant (other than Dr. Kirkman) while in the employment or service of us (or any of our subsidiaries), the option will continue to vest and may be exercised by a legal representative of the participant at any time up to and including, but not after, the date which is 180 days after the date of the death of the optionee or before the close of business on the expiry date of the option, whichever is earlier.

In the event of the termination of service on account of disability of the participant (other than Dr. Kirkman) while in the employment or service of us (or any of our subsidiaries), the option will continue to vest and may be exercised by participant at any time up to and including, but not after, the date which is 180 days after the date of the disability of the participant or before the close of business on the expiry date of the option, whichever is earlier. In the event of Dr. Kirkman’s death or disability, options would continue to vest for 180 days, but would be exercisable at any time prior to the close of business on the expiry date of the option.

Effect of a Change in Control

Our share option plan provides that, if a change in control occurs, as such term is defined in our share option plan, including our merger with or into another corporation or the sale of all or substantially all of our assets, or if there is an offer to purchase, a solicitation of an offer to sell, or an acceptance of an offer to sell our shares of common stock made to all or substantially all of the holders of shares of common stock, a participant, who at the time of the change of control is an employee, director or service provider, shall have the right to immediately exercise his or her option as to all shares of common stock subject to such option, including as to those shares of common stock with respect to which such option cannot be exercised immediately prior to the occurrence of the change of control, and the participant shall have 90 days from the date of the change of control to exercise his or her option (unless the option expires prior to such date).

Transferability

Unless otherwise determined by the plan administrator, our share option plan generally does not allow for the sale or transfer of awards under our share option plan other than by will or the laws of descent and distribution, and awards may be exercised only during the lifetime of the participant and only by that participant or by the participant’s legal representative for up to 180 days following the participant’s death

Additional Provisions

Our board of directors has the authority to amend (subject to stockholder approval in some circumstances) or discontinue our share option plan, so long as that action does not materially and adversely affect any option rights granted to a participant without the written consent of that participant.

During the period from January 1 to December 31, 2013, options to purchase 1,532,000 shares of common stock were granted under our share option plan at a weighted average exercise price of $1.74 per share.

RSU Plan

The RSU Plan provides for the grant of RSUs to non-employee members of our board of directors only. Our board of directors adopted our RSU Plan on May 18, 2005 and our stockholders approved it on May 18, 2005. The RSU Plan was amended and restated on June 12, 2009 to increase the number of shares available for issuance under the RSU Plan and on October 22, 2009 to remove references to the Toronto Stock Exchange (the “TSX”) and make certain other housekeeping changes necessitated by our voluntary delisting from the TSX. Pursuant to an October 2011 amendment to the RSU Plan, we withhold 25% of the shares of our common stock otherwise deliverable in connection with the vesting of any RSU and instead deliver to each non-employee director an amount in cash equal to the fair market value of the withheld shares on the vesting date. The amendment is designed to facilitate satisfaction of the non-employee directors’ income tax obligation with respect to the vested RSUs. The directors who are eligible to receive RSUs under our RSU Plan are referred to below as participants. As of the date of this proxy statement, all five of our non-employee directors are eligible to receive RSU awards pursuant to the RSU Plan.

Share Reserve

As of December 31, 2013, we had reserved a total of 466,666 of our shares of common stock for issuance pursuant to the RSU Plan, which number will increase to 966,666 if this proposal is approved by our stockholders. As of December 31, 2013, 191,613 shares of our common stock were subject to outstanding RSUs, 85,077 shares of our common stock were available for future grant under our RSU Plan and 189,976 shares had been issued upon the settlement of RSUs. As of March 31, 2014, the closing price of our common stock was $2.99 per share as reported on the NASDAQ Capital Market.

Administration

The corporate governance and nominating committee of our board of directors administers the RSU Plan. Under the RSU Plan, the plan administrator has the power, subject to certain enumerated restrictions in our RSU Plan, to determine the terms of the grants, including the directors who will receive grants, the grant period (as such term is defined in the RSU Plan) of any awards, and any applicable vesting terms in order for the RSUs to be issued, and such other terms and conditions as the board of directors deems appropriate.

Each grant of RSUs will be evidenced by a written notice, which we call the notice of grant, with such notice, along with the RSU Plan, governing the terms and conditions of the grant. Each notice of grant will state the number of RSUs granted to the participant and state that each RSU, subject to and in accordance with the terms of the RSU Plan, will entitle the participant to receive one share of our common stock in settlement of an RSU granted pursuant to the RSU Plan.

Right to Restricted Share Units in the event of Death, Disability, Retirement, or Resignation

In the event of the death or disability of a participant while a director of us, and with respect to each grant of RSUs for which the grant period has not ended and for which RSUs have not been otherwise issued prior to the date of death, all unvested RSUs will immediately vest and the shares of our common stock subject to such RSUs will be issued by the later of the end of the calendar year of the date of death, or by the 15th day of the third calendar month following the participant’s date of death.

In the event the participant’s service as a director terminates for any reason other than death or disability, and provided such participant is not a specified employee (as such term is defined in the RSU Plan) on the date of his or termination, with respect to the RSUs as to which the release date (as such term is defined in the RSU Plan) has not occurred, and for which shares of our common stock have not been issued, the participant will receive such shares as if the grant period had ended and such shares will be issued by the later of the end of the calendar year of the date of termination or by the 15th day of the third calendar month following the date of the termination. If the participant is a specified employee on the date of his or her termination, and if such termination is for any reason other than death, with respect to the RSUs as to which the release date has not occurred, and for which shares of our common stock have not been issued, the participant will receive such shares as if the grant period had ended and such shares will be delivered by the 30th day of the date following the date which is six months following the participant’s date of termination.

Effect of a Change in Control

In the event of a change in control (as such term is defined in the RSU Plan), with respect to all grants of restricted share units that are outstanding as of the date of such change in control, all unvested RSUs will immediately vest and each participant who has received any such grants will be entitled to receive, on the date that is ten business days following the change in control date, an amount in full settlement of each RSU covered by the grant. Such amount will be either one share of our common stock for each RSU, or if so specified in a written election by the participant, a cash payment equal to the special value (as such term is defined in the RSU Plan) for each covered RSU.

Transferability

The rights or interests of a participant under the RSU Plan will not be assignable or transferable, other than by will or the laws governing the devolution of property in the event of death and such rights or interests will not be encumbered.

Additional Provisions

Our board of directors has the authority to amend (subject to stockholder approval in some circumstances), suspend or terminate the RSU Plan in whole or in part from time to time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into the arrangements which are described where required under the heading titled “Executive Compensation — Termination and Change of Control Provisions Under Offer Letters” and “Executive Compensation — Potential Payments Upon Termination or Change in Control” above.

Approval of Related Party Transactions

We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where the company was, is or will be involved and in which a related party had, has or will have a direct or indirect material interest. Certain transactions with related parties, however, are excluded from the definition of a related party transaction including, but not limited to (1) transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $20,000, (2) transactions where a related party’s interest derives solely from his or her service as a director of another entity that is a party to the transaction, (3) transactions where a related party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction, and (4) transactions where a related party’s interest derives solely from his or her ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis. No member of the audit committee may participate in any review, consideration or approval of any related party transaction where such member or any of his or her immediate family members is the related party. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to (1) the benefits and perceived benefits to the company, (2) the materiality and character of the related party’s direct and indirect interest, (3) the availability of other sources for comparable products or services, (4) the terms of the transaction, and (5) the terms available to unrelated third parties under the same or similar circumstances. In reviewing proposed related party transactions, the audit committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of the company and our stockholders. We have determined that there were no new related party transactions to disclose in 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and NASDAQ. Such directors, executive officers, and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2013, our directors, executive officers, and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the stockholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to vote by either (i) using the toll-free telephone number shown on your proxy card, (ii) casting your vote electronically at the web site listed on your Notice of Internet Availability or proxy card, or (iii) execute and return, at your earliest convenience, your proxy card. For specific instructions, please refer to the information provided on your Notice of Internet Availability.

By Order of the Board of Directors,

/s/ Julia M. Eastland
Julia M. Eastland Chief Financial Officer, Vice President of Corporate Development and Secretary

Seattle, Washington

April 24, 2014

APPENDIX A

ONCOTHYREON INC.

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

Effective February 22, 2007,

as amended and restated on June 12, 2009, October 22, 2009 and December 1, 2011

1. PURPOSE OF THE PLAN. The purpose of this plan (the “Plan”) is to promote the long term success of Oncothyreon Inc. (the “Corporation”) by providing for incentives for future services during the Grant Period in the form of Restricted Share Units (RSUs) to non-employee members of the Board of Directors. The Plan is designed to provide non-employee Directors with additional incentive to further the growth and development of the Corporation and to acquire a proprietary interest in the Corporation through ownership of shares.

2. DEFINITIONS. For purposes of the Plan, the terms contained in this Section 2 have the following meanings:

“Administrator” means such administrator as may be appointed, pursuant to Section 3, by the Board of Directors from time to time to administer the Plan;

“Board of Directors” means the board of directors of the Corporation or, if duly authorized by the Board of Directors in respect of the Plan, a committee of the Board of Directors;

“Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Seattle, WA or New York, NY are not authorized or obligated by law to close;

A “Change in Control” shall be deemed to have occurred if any person or any group of two or more persons acting jointly or in concert acquires (within the 12 month period preceding the most recent acquisition by such persons), directly or indirectly, or acquires the right to control or direct, the beneficial ownership of stock of the Corporation possessing thirty-five percent (35%) or more of the outstanding total voting power of the securities of the Corporation or any successor to the Corporation, in any manner, including without limitation as a result of a takeover bid or an amalgamation of the Corporation with any other corporation or any other business combination or reorganization, and for purposes hereof “outstanding total voting power of the securities” includes any security other than a debt security carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing;

“CIC Date” means the date of any Change in Control;

“Corporation” means Oncothyreon Inc. and its successors;

“Effective Date” means for a Grant, the date which the Board of Directors determines will be the date on which the Grant will take effect;

“Fiscal Year” means any fiscal year of the Corporation;

“Grant” means the grant of RSUs allocated to a Participant at any time in accordance with Section 5 hereof;

“Grant Period” means the period established by the Board of Directors in respect of each Grant, which period shall commence on the Effective Date and end on the date designated by the Board of Directors; provided however that such period will not exceed five years;

“Identification Period”, for the purposes of the definition of “Specified Employee”, shall be measured on the basis of the calendar year;

“Insider” has the meaning ascribed thereto in Section 16 of the Securities Exchange Act of 1934, as amended;

“Notice of Grant” refers to the notice delivered in accordance with Section 5 to each Participant under a Grant in connection with the grant thereof that sets out the terms of the Grant in accordance with Section 5;

“Participant” means an individual to whom a Grant has been made;

“Person” means, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee executor, administrator, or other legal representative;

“Plan” means the amended and restated restricted share unit plan as set forth herein and as may be amended from time to time;

“Release Date” means, for a Grant, unless otherwise determined by the Board of Directors, the day which is thirty calendar days following the fifth anniversary of the Effective Date of the Grant;

“Retirement” means, in respect of a Participant, resignation from the Board of Directors;

“RSU” means a restricted share unit allocated to a Participant in accordance with Section 5 which shall upon issuance, in accordance with and subject to the provisions of the Plan, entitle the holder thereof to receive a combination of RSU Shares and cash;

“RSU Share” means a Share delivered to a Participant in accordance with the provisions of the Plan in settlement of an RSU issued to the Participant under the Plan;

“Share” means a common share in the capital of the Corporation;

“Specified Employee” means a Participant who:

(a)	is an employee (as opposed to a non-employee member of the Board of Directors);

(b)	satisfies the definition in clause 409A(a)(2)(B)(i) of the U.S. Internal Revenue Code (the “Code”) (see below) at any time during the relevant Identification Period; and

(c)	terminates employment at any time during the 12 months following the first day of the fourth month following the end of the last preceding Identification Period.

As set forth in section 409A(a)(2)(B)(i) of the Code, a “specified employee” generally is an employee that satisfies one of these three tests at any time in the year:

(i)	is one of the top 50 officers (or, if lesser, the greater of 3 or 10% of the employees) of the employer with compensation greater than US $130,000 (as adjusted for inflation);

(ii)	is an employee who owns more than 5% of the total stock or the total voting stock of the employer; or

(iii)	is an employee with compensation greater than US $150,000 who owns more than 1% of the total stock or the total voting stock of the employer; and

3. ADMINISTRATION. The Board of Directors shall administer the Plan in accordance with its terms. The Board of Directors may, from time to time, subject to the terms of the Plan, delegate to the Administrator, if and to the extent that one is appointed, the whole or any part of the administration of the Plan and shall determine the scope of such delegation and may from time to time revoke or amend any such delegation. For greater certainty, no Administrator need be appointed and, if an Administrator is appointed but ceases to serve at any time and for any reason then a replacement Administrator may (but need not be) appointed. Any decision made by the Board of Directors or the Administrator in carrying out their responsibilities with respect to the administration of the Plan shall be final and binding on all Persons, including the Participants and their legal representatives and beneficiaries.

In addition to the other powers granted to the Board of Directors under the Plan and subject to the terms of the Plan, the Board of Directors shall have full and complete authority to interpret the Plan. The Board of Directors and/or the Administrator may from time to time prescribe such rules and regulations and make all determinations necessary or desirable for the administration of the Plan. In particular, the Board of Directors shall select the Participants to whom it recommends Grants be made and shall determine the amounts and terms of the Grants. Any such interpretation, rule, determination or other act of the Board of Directors and/or the Administrator shall be conclusively binding on all Persons, including the Participants and their legal representatives and beneficiaries.

No member of the Board of Directors (in his/her capacity as an administrator of the Plan as opposed to a Participant under the Plan) or the Administrator shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law (including but not limited to all costs and expenses on a solicitor and client full indemnity basis), the Corporation shall indemnify and save harmless each Person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such Person is or was a member of the Board of Directors (in his/her capacity as an administrator of the Plan as opposed to a Participant under the Plan) or is or was the Administrator and, as such, is or was required or entitled to take action pursuant to the terms of the Plan.

Except as Participants may otherwise be advised by written notice given together with the Notice of Grant, all costs of the Plan, including any administration fees, shall be paid by the Corporation.

4. RSU SHARES SUBJECT TO THE PLAN. The Corporation shall not be required to issue and/or cause to be delivered Shares or issue and/or cause to be delivered certificates evidencing Shares to be delivered pursuant to the Plan unless and until such issuance and delivery can be completed in compliance with the applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of all applicable stock exchanges upon which Shares are listed. The Corporation shall be obligated to take all reasonable action to comply with any such laws, regulations, rules, orders, or requirements. Subject to the foregoing, the Board of Directors may authorize from time to time the issuance by the Corporation of Shares or the purchase of Shares for the benefit of Participants on the open market or by private transaction as required in order to administer the Plan and to fulfill the obligations of the Corporation pursuant to the Plan. At any time, the aggregate number of Shares issued and issuable under Grants shall not exceed the total number of Shares reserved for issuance under the Plan.

5. GRANTS. Subject to the provisions of the Plan, the Board of Directors shall, in it sole discretion and from time to time, determine the Participants to whom Grants will be made under the Plan. The Board of Directors shall also determine, in connection with each Grant, the Effective Date thereof, the number of RSUs to be allocated, the Grant Period applicable thereto, any applicable vesting terms in order for RSUs to be issued and such other terms and conditions (which need not be identical as between any two Grants, whether or not contemporaneous) as the Board of Directors deems appropriate. The number of RSUs to be allocated to a particular Participant shall equal the quotient of (x) an aggregate U.S. dollar value selected by the Board of Directors divided by (y) the closing price of the Shares as reported by the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market on the date of the Grant, or if no closing price was reported on that date, as applicable, on the last trading date such closing price was reported.

Each Grant shall be evidenced by a written notice (a “Notice of Grant”) to be delivered, along with a copy of this Plan, to the Participant subject to the Grant, which notice will contain the information referred to in Section 5 and such other terms and conditions as the Board of Directors may specify and which notice shall be acknowledged in writing by the Participant. Each Notice of Grant shall state that the Grant is subject to the terms of the Plan and that each RSU issued pursuant to the Grant shall, subject to and in accordance with the terms of the Plan, entitle the Participant to receive one RSU Share.

6. TERMS AND CONDITIONS OF RESTRICTED SHARE UNITS. Certificates need not be issued with respect to RSUs covered by a Grant or RSUs when issued. The Corporation or the Administrator shall maintain records showing the number of RSUs allocated to each Participant under the Plan. Each Participant shall be notified by the Notice of Grant of the number of RSUs covered by a Grant and of the terms and conditions of such Grant, including those described below in this Section 6:

(a) Number of RSUs. Each Notice of Grant shall state the number of RSUs allocated to the Participant and state that each such RSU shall, subject to and in accordance with the terms of the Plan, entitle the Participant to receive one RSU Share;

(b) Issue of RSUs. Subject to paragraphs 6(c) and 6(d), at the time a Grant is made, subject to meeting the vesting and other requirements set forth in the Grant, a Participant shall be allocated the RSUs covered by the Grant (that will generally be issued and settled (on the applicable Release Date) in the form of RSU Shares and cash as specified in the following sentence). On the Release Date, a Participant shall receive: (i) a number of RSU Shares equal to 75% of the applicable RSU Grant (rounded down to the nearest share); and (ii) an amount of cash equal to the product of (x) the closing price of the Corporation’s common stock as reported by the NASDAQ Global Market on the vesting date and (y) the total number of Shares underlying the applicable RSU Grant minus the transfer of Shares actually deliverable on the applicable Release Date pursuant to Section 6(b)(i). If the relevant vesting date does not fall on a day on which the Corporation’s common stock was traded, the Corporation shall use the closing price on the most recent trading day prior to the applicable vesting date.

(c) Right to RSUs in the Event of Death, Retirement or Resignation. Unless otherwise determined by the Board of Directors and subject to the terms set out in the Grant Notice:

(i) In the event of the death of a Participant while a director of the Corporation, and with respect to each Grant to such Participant for which the established Grant Period has not ended and for which RSUs have not otherwise been issued prior to the date of death, all unvested RSUs shall immediately vest and the RSU Shares and cash (as set forth in Section 6(b)) shall be issued by the later of the end of the calendar year of the date of the death or by the 15th day of the 3rd calendar month following the date of the death.

(ii) Subject to:

(A)	paragraph 6(d); and

(B)	the terms and conditions upon which the Grant was made, including those relating to vesting;

(i)	provided the Participant is not a Specified Employee at the date of termination, in the event a Participant’s membership on the Board of Directors terminates for any cause other than death of the Participant, and with respect to the RSUs covered by any Grant to such Participant with respect to which the Release Date has not occurred and for which RSUs have not been issued prior to such termination, the Participant shall receive, subject to and in accordance with the provisions of the Plan, RSUs issued in the form of RSU Shares and cash (as set forth in Section 6(b)) as if the Grant Period had ended. The RSU Shares and cash (as set forth in Section 6(b)) shall be issued by the later of the end of the calendar year of the termination or by the 15th day of the 3rd calendar month following the date of the termination.

(ii)	if the Participant is a Specified Employee at the date of termination, in the event a Participant’s membership on the Board of Directors terminates for any cause other than death of the Participant, and with respect to the RSUs covered by any Grant to such Participant with respect to which the Release Date has not occurred and for which RSUs have not been issued prior to such termination, the Participant shall receive, subject to and in accordance with the provisions of the Plan, RSUs issued in the form of RSU Shares and cash (as set forth in Section 6(b)) as if the Grant Period had ended. The RSU Shares and cash (as set forth in Section 6(b)) will be delivered by the 30th day of the date following the date which is six months following the date of termination.

(d) Right to RSUs in the Event of a Change in Control. Notwithstanding any other provision of the Plan, in the event of the occurrence of a Change in Control of the Corporation and with respect to all the Grants that are outstanding for such Participant on the CIC Date, all unvested RSUs shall immediately vest and each Participant who has received any such Grants shall be entitled to receive, on the date which is ten Business Days following the CIC Date, an amount in full settlement of a RSU covered by a Grant, which amount shall be either (i) one Share for each Covered RSU, or (ii) if so specified in a Participant’s written election provided to the Corporation within five Business Days following the CIC Date (provided the Participant has notice thereof), a cash payment equal to the Special Value for each Covered RSU, provided that such Participant is continuously a member of the Board of Directors of the Corporation from the Effective Date of such Grant to the CIC Date.

The term “Special Value” means an amount with respect to each Covered RSU determined as follows:

(i)	if any Shares are sold as part of the transaction constituting the Change in Control, the Special Value shall equal the weighted average of the prices paid for those Shares by the acquiror, provided that if any portion of the consideration paid for such Shares by the acquiror is paid in property other than cash, the Board of Directors (as constituted immediately prior to the CIC Date) shall determine that fair market value of such property as of the CIC Date for purposes of determining the Special Value under this paragraph 6(d); and

(ii)	if no Shares are sold as part of the transaction constituting the Change in Control, the Special Value shall equal the arithmetic average of the closing prices for the Shares on the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, as applicable, for the five trading days immediately preceding the CIC Date.

The term “Covered RSUs” means, with respect to each Grant that is outstanding on the CIC Date, the number of RSUs that would have been issued to a Participant on the Release Date during the applicable Grant Period and settled in the form of RSU Shares had the Participant continued as a member of the Board of Directors of the Corporation until the Release Date during the applicable Grant Period.

(e) Non-Transferability. The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.

(f) RSUs Not Shares. Under no circumstances shall RSUs be considered Shares, nor entitle any Participant to the exercise of voting rights, the receipt of dividends or the exercise of any other rights attaching to ownership of Shares.

7. EFFECTS OF ALTERATION OF SHARE CAPITAL. If at any time during the currency of the Plan:

(a) a dividend is declared upon the Shares payable in Shares of the Corporation; or

(b) any or all of the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, whether through an arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, subdivision or consolidation; or

(c) there is any change, other than those specified in paragraphs 7(a) and (b), in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged; or

(d) there is a distribution of assets or shares to shareholders of the Corporation out of the ordinary course of business;

then, if the Board of Directors shall in its sole discretion determine such change equitably requires an adjustment in the number of RSUs with respect to which Grants may be made pursuant to the Plan but have not yet been covered by Grants, or the number of RSUs then covered by Grants, or the number of RSUs generally available for Grants under the Plan or the number of RSUs available for Grant under the Plan in any calendar year, then such adjustment may be made by the Board of Directors and shall, subject to any required regulatory or other approval, be effective and binding for all purposes.

No adjustment provided for in this Section 7 will entitle a Participant to be allocated a fractional RSU, or receive a fractional RSU Share or any payment in lieu thereof, and the total adjustment with respect to each RSU shall be limited accordingly.

8. AMENDMENT AND TERMINATION. The Board of Directors may from time to time suspend or terminate the Plan in whole or in part. The Board of Directors of the Corporation may amend the Plan at any time; provided however, that any amendment that may materially and adversely affect any rights previously granted to a Participant under the Plan must be consented to in writing by the Participant or the other person then entitled to exercise such RSU. Examples of the types of amendments to the Plan that the board of directors of the Corporation is entitled to make without shareholder approval include, without limitation: (a) amendments of a “housekeeping” nature; (b) amendments of a typographical, grammatical, clerical nature or of administrative nature of which are required to comply with regulatory requirements; (c) a change to the vesting provisions of a RSU or the Plan; (d) a change to the termination provisions of a RSU or the Plan; and (e) a change to the persons to whom RSUs may be granted which does not have the potential of broadening or increasing Insider participation. Notwithstanding the foregoing, the Plan shall be amended or discontinued, as appropriate, in the manner and to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange.

9. MISCELLANEOUS PROVISIONS.

(a) Participation. No non-employee director of the Corporation shall have any claim or right to receive Grants under the Plan, and the Grant and issuance of RSUs under the Plan shall not be construed as giving a Participant any right to continue as a member of the Board of Directors of the Corporation.

(b) Withholding Tax. Notwithstanding any other provision of the Plan, the Board of Directors and/or the Administrator may adopt and apply rules that in its opinion will ensure that the Corporation will be able to comply with applicable provisions of any federal, provincial, state or local law relating to the withholding of tax, including on the amount, if any, included in income of a Participant. The Corporation or the Administrator may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation will be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax or other required deductions, including on the amount, if any, to be included in income of a Participant. The Corporation or the Administrator shall, in this connection, have the right in its discretion to satisfy any such withholding tax liability by retaining or acquiring any Shares which would otherwise be issued or provided to a Participant hereunder, or withholding any portion of any cash amount payable to a Participant hereunder. The Corporation or the Administrator shall also have the right to withhold the delivery of any RSUs and RSU Shares and any cash payment payable to a Participant hereunder unless and until such Participant pays to the Corporation a sum sufficient to indemnify the Corporation for any liability to withhold tax in respect of the amounts included in the income of such Participant as a result of the settlement of RSUs under this Plan, to the extent that such tax is not otherwise being withheld from payments to such Participant by the Corporation or the Administrator.

(c) Acceptance of Terms by Participant. Participation in the Plan by any Participant shall be construed as acceptance of the terms and conditions of the Plan by the Participant and as to the Participant’s agreement to be bound thereby.

(d) Governing Law. The Plan shall be construed in accordance with and governed by the laws of Delaware.

(e) Number, etc. In this Plan, whenever the context so requires, the masculine gender includes the feminine gender and a singular number includes the plural number.

(f) Discretion. Any discretion, power, judgment, decision, election, or choice referred to in this Plan as being available to the Board of Directors, or to any committee of the Board of Directors, or to any Administrator shall be deemed to be an unfettered discretion, power, judgment, decision, election, or choice on the part of the Board of Directors, the committee of the Board of Directors or the Administrator in question.

(g) Severance. Any void, illegal, or unenforceable provisions of this Plan shall not affect the validity or enforceability of the remaining provisions. Any provision which would otherwise be held by a court or tribunal of competent jurisdiction to be void, illegal, or unenforceable shall be deemed to be modified (by reducing its scope, duration or applicability) to the extent necessary to render it valid and enforceable, or if such modification is not possible, then such provisions shall be binding and enforceable and construed without such severed provisions.

10. EFFECTIVE DATE AND TERM OF THE PLAN. The Plan, and any amendments to the Plan, shall become effective upon its or their adoption by the Board of Directors. The Plan shall terminate on the date determined by the Board of Directors in accordance with Section 8 and no Grants may become effective under the Plan after the date of termination, but such termination will not affect any Grants which became effective pursuant to the Plan prior to such termination.

APPENDIX B

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Article IV, Section 4.1 would be amended as follows:

4.1 The corporation shall have the authority to issue a total of 210,012,500 shares of capital stock divided into 3 classes as follows:

(a) Two Hundred Million (200,000,000) shares of Common Stock, $0.0001 par value per share (the “Common Stock”).

(b) Ten Million (10,000,000) shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(c) Twelve Thousand Five Hundred (12,500) shares of Class UA Preferred Stock, no par value (the “Class UA Preferred Stock”). The powers Class UA Preferred Stock shall be as set forth in Article VI below.

B-1

Oncothyreon Inc.
IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT_LINE SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by
11:59 p.m., Pacific Standard Time, on June 5, 2014.
Vote by Internet
Go to www.envisionreports.com/ONTY
Or scan the QR code with your smartphone
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Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends you vote FOR the following nominee:
1. Election of Director Nominee: 01 - Daniel Spiegelman +
Mark here to vote Mark here to WITHHOLD FOR the nominee vote from the nominee
The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5.
For Against Abstain For Against Abstain
2. Approval, by a non-binding advisory vote, of a resolution 3. Approval of an increase in the number of shares of common approving the compensation paid by the Company to its stock reserved for issuance under the Company’s restricted named executive officers. share unit plan by 500,000 shares.
4. Approval of an amendment to the Company’s certificate of 5. Ratification of the appointment of Ernst & Young LLP as the incorporation to increase the Company’s authorized shares Company’s independent registered public accounting firm for of common stock from 100,000,000 to 200,000,000. the fiscal year ending December 31, 2014.
B Non-Voting Items
Change of Address — Please print new address below. Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1UP X 1938971 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
01TE9B

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.envisionreports.com/ONTY.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — ONCOTHYREON INC.
Annual Meeting of Stockholders JUNE 6, 2014 9:00 AM
This proxy is solicited by the Board of Directors
The undersigned stockholder of Oncothyreon Inc. (“Oncothyreon”) hereby nominates, constitutes and appoints Dr. Robert L. Kirkman and Ms. Julia Eastland, and each of them, jointly and severally, as true and lawful agents and proxies, with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of Oncothyreon standing in my name on its books on April 15, 2014 at the Annual Meeting of Stockholders to be held at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121, on June 6, 2014 at 9:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as specified on the reverse.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “for” the proposals set forth on this proxy card.
Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted according to the discretion of the named proxies.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Oncothyreon Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends you vote FOR the following nominee:
1. Election of Director Nominee: 01 - Daniel Spiegelman +
Mark here to vote Mark here to WITHHOLD FOR the nominee vote from the nominee
The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5.
For Against Abstain For Against Abstain
2. Approval, by a non-binding advisory vote, of a resolution 3. Approval of an increase in the number of shares of common approving the compensation paid by the Company to its stock reserved for issuance under the Company’s restricted named executive officers. share unit plan by 500,000 shares.
4. Approval of an amendment to the Company’s certificate of 5. Ratification of the appointment of Ernst & Young LLP as the incorporation to increase the Company’s authorized shares Company’s independent registered public accounting firm for of common stock from 100,000,000 to 200,000,000. the fiscal year ending December 31, 2014.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
1UP X 1938972 +
01TEAB

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.edocumentview.com/ONTY.
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — ONCOTHYREON INC.
Annual Meeting of Stockholders JUNE 6, 2014 9:00 AM
This proxy is solicited by the Board of Directors
The undersigned stockholder of Oncothyreon Inc. (“Oncothyreon”) hereby nominates, constitutes and appoints Dr. Robert L. Kirkman and Ms. Julia Eastland, and each of them, jointly and severally, as true and lawful agents and proxies, with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of Oncothyreon standing in my name on its books on April 15, 2014 at the Annual Meeting of Stockholders to be held at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121, on June 6, 2014 at 9:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as specified on the reverse.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “for” the proposals set forth on this proxy card.
Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted according to the discretion of the named proxies.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE